UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.        )

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CAMDEN PROPERTY TRUST

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CAMDEN PROPERTY TRUST

2016 PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

CAMDEN

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Friday, May 13, 2016 at 9:00 a.m. Central time.

Where:	Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

Matters to be Voted on:

✓       Elect ten Trust Managers to hold office for a one-year term.

✓       Ratify Deloitte as our independent registered public accounting firm for 2016.

✓       Hold an advisory vote on executive compensation.

✓       Act on any other matter which may properly come before the meeting.

Who Can Vote:	Shareholders who are holders of record of common shares at the close of business on March 16, 2016 will be entitled to vote at the annual meeting.

Contact:	Please contact investor relations at (800) 922-6336 or (713) 354-2787 with any questions.

By Order of the Board of Trust Managers,

/s/ Josh Lebar
Josh Lebar
Senior Vice President-General Counsel and Secretary

March 24, 2016

Important Notice Regarding Availability of Proxy Materials for our Annual Meeting of

Shareholders to be held on May 13, 2016

The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the investor relations section of our website at www.camdenliving.com under “SEC Filings”.

2016 Proxy Statement

The Board of Trust Managers of Camden Property Trust (the “Company” or “Camden”) is soliciting proxies to be used at the annual meeting. The proxy materials are first being sent on or about March 24, 2016 to all shareholders of record on March 16, 2016, which is the record date for the annual meeting. The complete mailing address of the Company’s executive offices is 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

2016 Proxy Statement

A LETTER TO CAMDEN’S SHAREHOLDERS

from Our Board of Trust Managers

March 24, 2016

Dear Fellow Shareholders:

As Camden’s Board, we are committed to representing and protecting your interests by providing strategic oversight of the Company’s Executive Management team, with a focus on long-term value creation. We believe that the Company’s strong balance sheet, sound strategic business plan, and solid operating performance are all key factors in the Company’s continued success.

Our Board is comprised of a highly-qualified and experienced group of leaders, with the founders of the Company, Ric Campo and Keith Oden, complementing the eight independent Trust Managers. Good corporate governance is vital to the Company and its shareholders, and we are committed to ensuring that each of our Board members brings a strong balance of varying perspectives, capabilities, skillsets, diversity, and experience to their role. We encourage you to review the qualifications and backgrounds of our current nominees for election to the Board beginning on page 49 of this proxy statement.

We appreciate and value your interest, investment and support. To the extent that you have any thoughts, concerns or recommendations they can be addressed to:

Mr. Lewis A. Levey

Lead Independent Trust Manager

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, TX 77046

Thank you for your confidence in us and your continued support of the Company.

Sincerely,

Camden’s Board of Trust Managers

Richard J. Campo	D. Keith Oden	Steven A. Webster

Scott S. Ingraham	F. Gardner Parker	Kelvin R. Westbrook

Lewis A. Levey	William F. Paulsen

William B. McGuire, Jr.	Frances Aldrich Sevilla-Sacasa

2016 Proxy Statement 1

Q&A WITH OUR LEAD INDEPENDENT TRUST MANAGER

What do you see as the Board’s role?

The primary role of the Board is to provide strategic oversight of the Company’s Executive Management team and its strategic business plan, while always representing the best interests of the Company’s shareholders. The Board reviews the Company’s strategic plans, assesses and monitors risks that might impact the Company, and ensures that appropriate financial and internal controls are established and maintained. While assuring that the very positive culture of outstanding corporate governance is preserved, we are focused on regular, strong performance-related metrics, always mindful of the long-term goals and objectives of the Company.

What is your role as the Lead Independent Trust Manager?

A comprehensive list of the duties and responsibilities for this role is provided in the Company’s Guidelines on Governance, as well as on page 14 of this proxy statement. I serve as the principal liaison between the Company’s Chairman of the Board/CEO and our independent Trust Managers, and preside at any meetings at which the Chairman is not present (including regular Executive Sessions of independent Trust Managers). In an effort to maintain a thoroughly engaged, high-performance Board, I take a leadership role in identifying issues for the Board to consider and, working with the Chairman of the Board/CEO, establish the agenda for each meeting; assuring that the Trust Managers have sufficient information, resources, background, and time to adequately discuss and review the various issues included in the agenda, or otherwise brought before the Board. I believe that it is important that the Lead Independent Trust Manager help maintain the appropriate balance between the Board’s involvement in longer-term strategy and the Company’s operations, which are charged to our Executive Management team. I take the primary role in providing feedback to the Company’s Chairman of the Board/CEO with respect to any issues or discussions which may occur in Executive Session without the presence of the Executive Management Team. Camden is committed to effective shareholder communication and I serve as the primary contact for any shareholders wishing to communicate directly with the Board.

The Company’s Chief Executive Officer also serves as its Chairman of the Board. Do you believe that is an appropriate and effective structure for the Company?

We believe at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Trust Manager, provides the appropriate leadership and oversight of the Company and facilitates the effective functioning of both the Board and the Executive Management team. The Board believes its responsibility to shareholders requires the Board retain the flexibility to determine the best leadership structure for the Company under any set of circumstances and personnel. By making decisions based on context, the Board is able to make determinations in the best interests of shareholders, including those related to the Company’s Board leadership structure.

Any Closing Thoughts?

On behalf of the entire Board, I want to express our dedication to maintaining an open dialog with shareholders, soliciting and considering your input and comments, with a further commitment to enhance our corporate governance program as appropriate. We very much value your support and thank you for the trust you have placed in us.

Sincerely,

Lewis A. Levey

Lead Independent Trust Manager

Camden Property Trust

2016 Proxy Statement 2

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Item 1	Election of Trust Managers
	✓ The Board of Trust Managers recommends you vote FOR the election of these candidates.

Shareholders are being asked to elect 10 Trust Managers. The Company’s Trust Managers are elected for a term of one year by a majority of the votes cast. Additional information about each Trust Manager and his or her qualifications may be found beginning on page 49.

					Committee Memberships
Name	Age	Trust Manager Since	Primary Occupation	Independent	A	C	N&G	E
Richard J. Campo	61	1993	Chairman of the Board and Chief Executive Officer (“CEO”) of the Company
Scott S. Ingraham	62	1998	Private Investor and Strategic Advisor	✓	✓		✓

Lewis A. Levey	74	1997	Private Investor and Management Consultant	✓			✓	✓

William B. McGuire, Jr.	71	2005	Private Investor	✓

D. Keith Oden	59	1993	President of the Company

F. Gardner Parker	74	1993	Private Investor	✓		✓	✓

William F. Paulsen	69	2005	Private Investor	✓				✓

Frances Aldrich Sevilla-Sacasa	60	2011	CEO of Banco Itaú International, Miami Florida	✓	✓
Steven A. Webster	64	1993	Co-Managing Partner and Co-CEO of Avista Capital Partners, L.P.	✓		✓
Kelvin R. Westbrook	60	2008	President and CEO of KRW Advisors, LLC	✓

A: Audit Committee C: Compensation Committee N&G: Nominating & Corporate Governance Committee E: Executive Committee Chair ✓ Member

Item 2	Ratification of Independent Registered Public Accounting Firm	Item 3	Advisory Vote to Approve Executive Compensation

✓ The Audit Committee of the Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for 2016. Information on fees paid to Deloitte in 2014 and 2015 can be found on page 56.

✓ The Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to vote, in an advisory manner, to approve the executive compensation of our Named Executive Officers as described in the sections titled “Compensation Discussion and Analysis” beginning on page 24, the 2015 Summary Compensation Table on page 38, the accompanying compensation tables and the related narrative disclosure.

2016 Proxy Statement 3

TRUST MANAGER NOMINEE HIGHLIGHTS

Our Trust Managers bring a balance of experience and perspective. We believe our Board demographic is positive and enhances our goal to develop a culture of strong corporate governance.

INDEPENDENCE

80%	20%

GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance to promote the long-term interests of shareholders, strengthen management accountability and help maintain public trust in the Company. The Governance section beginning on page 9 describes our governance framework, which includes the following highlights:

10 Trust Manager Nominees
8 Independent Trust Manager Nominees
Annual Election of Trust Managers by Majority Vote
Robust Trust Manager Nominee Selection Process
Lead Independent Trust Manager
Regular Trust Manager Performance Assessment
Independent Audit, Compensation, and Nominating & Corporate Governance Committees
Regular Executive Sessions of Independent Trust Managers
Risk Oversight by Full Board and Committees
Anti-Hedging Policy
Share Ownership Guidelines

2016 Proxy Statement 4

2015 BUSINESS HIGHLIGHTS

We have reshaped our portfolio over the past four years through strategic capital recycling and have experienced internal growth from our operating portfolio. This has resulted in better operational efficiencies and overall Company performance. Key 2015 performance achievements are as follows:

Funds From Operations (“FFO”) for the twelve months ended December 31, 2015 totaled $4.54 per diluted share or $414.5 million, our highest level as a public company.
2015 Same Property Net Operating Income (“NOI”) increased 5.2%, ahead of the midpoint of our original guidance of 4.0%.
Completed construction on seven communities with a total cost of $484 million, stabilized three of these communities and an additional two previously completed communities with a total aggregate cost of $222 million and commenced construction on two new communities with a total budgeted cost of $231 million.
Disposed of three communities with an average age of 24 years for $147 million.
Replaced our existing unsecured credit facility with an amended and restated facility, extending the maturity date until 2019 and expanding the size of the facility to $600 million.
Paid an annualized dividend of $2.80 per share, and the Board declared a first quarter 2016 dividend of $0.75 per common share, which is a 7.1% increase over the Company’s prior quarterly dividend of $0.70 per share.

KEY POINTS FROM THE COMPENSATION COMMITTEE

Annual Incentives are directly tied to the achievement of predetermined corporate and individual performance objectives. In 2015, payouts for our executives were 100% of target, displaying alignment with actual performance achievements.
Each of our Named Executive Officers elected to receive 50% of their 2015 bonus in shares, displaying a strong confidence in our future growth potential.
The majority of compensation opportunity for Named Executive Officers is tied to future opportunity through share price growth which directly ties their financial well-being with that of our shareholders.

2015 COMPENSATION

The table below is the 2015 compensation for each Named Executive Officer.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award	Performance Award	Share Award	Total
Richard J. Campo	$502,655	$444,188	$666,281	$168,000	$1,517,366	$3,298,490
D. Keith Oden	502,655	444,188	666,281	168,000	1,517,366	3,298,490
H. Malcolm Stewart	425,685	248,745	373,118	140,000	1,100,042	2,287,590
William W. Sengelmann	327,818	236,900	355,350	98,000	550,021	1,568,089
Alexander J. Jessett	324,451	230,000	345,000	98,000	516,055	1,513,506

This table differs from compensation reported in the 2015 Summary Compensation Table in that it reflects the value of our Named Executive Officers’ long-term equity incentive awards in the performance year for which they were earned, rather than the year in which they were granted (e.g., long-term compensation awards granted in February 2016 for 2015 performance are shown in the table above as 2015 compensation). While compensation reported in the 2015 Summary Compensation Table is useful, the disclosure rules of the Securities and Exchange Commission (the “SEC”) do not take into account the retrospective nature of our executive compensation program and therefore create a one-year lag between the value of our Named Executive Officers’ long-term compensation awards and the performance year for which they were earned (e.g., long-term equity incentive awards granted in February 2016 for 2015 performance will not be shown in the Summary Compensation Table until our 2017 Proxy Statement as 2016 compensation). This table supplements, and does not replace, the 2015 Summary Compensation Table on page 38.

2016 Proxy Statement 5

PAY FOR PERFORMANCE

“The compensation of our Named Executive Officers should be and are tied to those performance metrics we believe are most highly correlated to growth in long-term shareholder value”

William F. Paulsen, Compensation Committee Chairman

At Camden, both the Board and our management team believe strong operating results equate to long-term shareholder value creation. It is our goal to set challenging, yet achievable, goals for our management team. The following displays key performance metric achievements.

Key Performance Indicator Achievement1

We consider FFO per share a key metric. In 2015, FFO per share was $4.54, ahead of the midpoint of our original guidance of $4.46.
Same Property NOI growth illustrates our ability to grow in current markets. In 2015, Same Property NOI growth was 5.2%, outpacing the midpoint of our original guidance of 4.0%.[2]
In an effort to maintain appropriate and manageable levels of debt, the Company utilizes the Debt-to-EBITDA[3] Ratio as a key metric. In 2015, our ratio was 5.4x, improving from 2014’s ratio of 5.5x.
We are constantly assessing our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, yields from stabilized new development projects are a key metric. 2015 yields on stabilized new development projects were an average of 0.13% ahead of pro forma yields.
Our average annual share price increased again, creating additional value for our shareholders. As the graphic on page 7 depicts, we have experienced consistent long-term growth.

1 A reconciliation of net income attributable to common shareholders to FFO, EPS and EBITDA for the year ended December 31, 2015 is contained in the Company’s 2015 Annual Report on Form 10-K and/or in its earnings release furnished on a Current Report on Form 8-K filed on January 29, 2016.

2The Company defines same property communities as communities owned and stabilized since January 1, 2014 and defines NOI as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs

3 Defined by the Company as earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.

2016 Proxy Statement 6

Return to Shareholders

The Company has delivered consistent positive return to shareholders over time as shown below:

Total Shareholder Return

As of December 31, 2015

The Company also has a long history of increasing annual distributions to shareholders, as shown below.

5 Year Annual Distribution History1

1 Annualized dividend rate based upon the approved rate declared by the Board.

$1.1B

Returned to Shareholders from 2011 through 2015

2016 Proxy Statement 7

Directional Relationship Between Pay and Key Metrics

The following illustrates the directional relationship between Company performance, based on three of our key operating metrics (FFO, NOI and Debt to EBITDA ratio), and the compensation of our CEO.

FFO (in millions)	NOI (in millions)	CEO Total Compensation (in millions)	Debt to EBITDA

KEY COMPENSATION PRACTICES

WHAT WE DO

✓ Defer a significant portion of our Named Executive Officers’ total pay through the use of time-based vesting of equity awards subjecting the value of such awards to future Company performance

✓ Use a structured approach for CEO compensation decisions

✓ Apply sizable share ownership guidelines for Named Executive Officers

✓ Prohibit Named Executive Officers from hedging their Company shares, which precludes entering into any derivative transaction on Company shares (e.g., short sale, forward, option, collar)

✓ In-depth review of CEO’s and other Named Executive Officers’ goals and performance by an independent Compensation Committee

✓ Utilize an independent compensation consultant

✓ Subject cash incentives and equity awards to clawback and forfeiture provisions

2016 Proxy Statement 8

GOVERNANCE OF THE COMPANY

Board Independence and Meetings

The Board believes the purpose of corporate governance is to ensure the Company maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices the Board believes promote this purpose, are sound and represent best practices. The Board continually reviews these governance practices, the rules and listing standards of the New York Stock Exchange (“NYSE”) and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, the Board has ten members.  To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on such exchange and also considered whether a Trust Manager had any other past or present relationships with the Company which created conflicts or the appearance of conflicts. The Board determined no Trust Manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by the Company, has any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.

Board Leadership Structure; Board Role in Risk Oversight

Of the eight independent Trust Managers nominated for re-election at the meeting, five are currently serving or have served as a CEO and/or chairman of the board of public companies. With respect to the Company’s three other independent Trust Managers, one was the founder and has been the CEO or senior executive of large media companies, one is a senior executive of an international financial institution and has been the dean of a large public school of business administration, and one was a co-founder and a senior executive of a public multifamily company. Accordingly, the Company believes all of its independent Trust Managers have demonstrated leadership in large enterprises and all are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Managers, see “Proposal 1 - Election of Trust Managers” in this proxy statement.

The Board currently has three committees comprised solely of independent Trust Managers—Audit, Compensation, and Nominating and Corporate Governance—with each having a separate chair. Among various other duties set forth in the committee charters, (a) the Compensation Committee oversees the annual performance evaluation of the Company’s Chairman of the Board and CEO, President and other Named Executive Officers, (b) the Nominating and Corporate Governance Committee is responsible for succession planning and monitors Board performance and best practices in corporate governance and the composition of the Board and its committees, and (c) the Audit Committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of each of these committees is responsible for directing the work of the committee in fulfilling these responsibilities.

The entire Board is actively involved in overseeing risk management; however, in accordance with NYSE requirements, the Audit Committee charter provides for the Audit Committee to discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity and operational risks the Company is facing. The Board also engages in regular discussions regarding risk management and related matters with the Company’s CEO, President, Chief Financial Officer, and other officers as the Board may deem appropriate.

In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be implicated by the executive compensation programs. The Company believes the leadership structure of the Board supports the Board’s effective oversight of risk management.

2016 Proxy Statement 9

In accordance with the Company’s Bylaws and Guidelines on Governance, the Board is responsible for selecting the CEO and the Chairman of the Board. The Company’s Bylaws provide the Board will select annually the Chairman of the Board based upon such criteria as the Nominating and Corporate Governance Committee of the Board recommends and the Trust Managers believe to be in the best interests of the Company at a given point in time, and this process will include consideration of whether the roles of Chairman of the Board and CEO should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given time.

Since the Company’s IPO in 1993, the Company’s Chairman of the Board has also served as its CEO. Over this period, Mr. Campo has held both of these positions, and Mr. Oden has served as President with responsibility for the management of the Company’s operations. Messrs. Campo and Oden are the Company’s co-founders and have partnered to lead the Company’s growth and success. Having Mr. Campo serve as both Chairman of the Board and CEO has eliminated the potential for confusion or duplication of efforts. The Company’s Guidelines on Governance have at all times required the appointment of a Lead Independent Trust Manager. The Company believes it has been well-served by this leadership structure and having one person serve as CEO and Chairman of the Board, coupled with a Lead Independent Trust Manager, is best for the Company and its shareholders.

Under the Company’s Bylaws and Guidelines on Governance, the Chairman of the Board is responsible for chairing Board meetings and annual shareholder meetings, setting the agendas for these meetings in consultation with the Lead Independent Trust Manager, and providing information to Board members in advance of each Board meeting and between Board meetings. Under the Company’s Guidelines on Governance, any Board member may recommend the inclusion of specific agenda items to the Chairman of the Board, the Lead Independent Trust Manager or the appropriate committee chair and such recommendations will be accommodated to the extent practicable. Under the Company’s Guidelines on Governance, the Lead Independent Trust Manager is responsible for the following:

●	presiding at all meetings of the Board at which the Chairman of the Board is not present;

●	calling, developing the agenda for and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman of the Board any feedback, as appropriate;

●	assisting in the recruitment of Board candidates;

●	serving as principal liaison between the independent Trust Managers and the Chairman of the Board;

●	communicating with Trust Managers between meetings when appropriate;

●	consulting with the Chairman of the Board regarding the information, agenda and schedules of the meetings of the Board;

●	monitoring the quality, quantity and timeliness of information sent to the Board;

●	working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;

●	facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure there is sufficient time for discussion of all agenda items;

●	recommending to the Chairman of the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;

●	being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and

●	serving as a contact for shareholders wishing to communicate with the Board other than through the Chairman of the Board.

2016 Proxy Statement 10

Executive Sessions

Pursuant to the Company’s Guidelines on Governance, our independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or employee Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session be scheduled. The presiding Trust Manager over these executive sessions is the Lead Independent Trust Manager. We believe the responsibilities assigned to the Lead Independent Trust Manager are consistent with generally accepted requirements for a “countervailing governance structure” where a company does not have an independent board chairman.

We believe, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Manager:

●	monitoring the performance of the Board and seeking to develop a high-performing Board by, for example, helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;

●	developing a productive relationship with the Chairman of the Board and CEO and ensuring effective communication between the Chairman of the Board and CEO and the Board; and

●	supporting effective shareholder communications.

On an annual basis, as part of our review of the Company’s corporate governance and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates the Board leadership structure to ensure it remains the optimal structure for the Company and its shareholders.

We recognize different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe the Company’s current leadership structure—under which its CEO serves as Chairman of the Board, the Board committees are chaired by, and all of the members are, independent Trust Managers, and a Lead Independent Trust Manager assumes specified responsibilities on behalf of the independent Trust Managers—remains the optimal board leadership structure for the Company and its shareholders.

Board Meetings and Board Committees

All of the Trust Managers attended 75% or more of meetings of the Board and the committees on which they served during 2015. We encourage all of our Trust Managers to attend the annual meeting. All of the Trust Managers, except Mr. Webster were present at last year’s annual meeting.

2016 Proxy Statement 11

The following table identifies each committee of the Board, its members, key functions and the number of meetings held during 2015. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees satisfies the applicable independence requirements of applicable law, the SEC and NYSE. Written charters of the respective committees are reviewed on an annual basis.

Committee	Key Responsibilities	Members	2015 Meetings

Camden Property Trust Board of Trust Managers	● Strategic oversight; ● Corporate governance; ● Shareholder advocacy; and ● Risk Oversight	Chair: Richard J. Campo Independent Lead Trust Manager: Lewis A. Levey	6

Audit Committee Report: Page 55 Charter last amended October 28, 2015

●   Overseeing the integrity of the Company’s consolidated financial statements and its compliance with legal and regulatory requirements;

●   Supervising the Company’s internal audit function;

●   Overseeing the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm;

●   Appointing and replacing the independent registered public accounting firm, approving the engagement fee of such firm and pre-approving audit services and any permitted non-audit services; and

●   Reviewing, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting.

During 2015, no member of the Audit Committee served on more than two other public company audit committees.

		Chair: Kelvin R. Westbrook [1] Members: ● William B. McGuire, Jr. [2] ● Scott S. Ingraham [3] ● Frances Aldrich Sevilla-Sacasa	5

Compensation Committee Report: Page 23 Charter last amended February 15, 2013	● Overseeing the Company’s compensation programs and practices; and ● Determining compensation for the Company’s executive officers.	Chair: William F. Paulsen Members: ● F. Gardner Parker ● Steven A. Webster	3

Nominating and Corporate Governance Committee Charter last amended October 28, 2015	● Selecting the Trust Manager nominees for election at annual meetings of shareholders; ● Ensuring the Board and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company; and ● Developing and implementing policies and processes regarding corporate governance matters, including the review, approval or ratification of any transactions between the Company and any Trust Manager or executive officer.	Chair: William B. McGuire, Jr. Members: ● Scott S. Ingraham ● Lewis A. Levey ● F. Gardner Parker	2

Executive Committee	● Approving the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money, in instances where a full Board meeting is not possible or practical; and ● Exercising all other powers of the Trust Managers in instances where a full Board meeting is not possible or practical, except for those which require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or bylaws or under applicable law.	Chair: Richard J. Campo Members: ● William F. Paulsen ● Lewis A. Levey	0

1 Mr. Westbrook is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K, based on his expertise in accounting and financial management.

2 Mr. McGuire resigned from the Company’s Audit Committee effective November 2, 2015.

3 Mr. Ingraham was appointed to the Company’s Audit Committee effective November 2, 2015.

2016 Proxy Statement 12

Consideration of Trust Manager Nominees

Shareholder Nominees.  The policy of the Nominating and Corporate Governance Committee is to consider all properly submitted shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below under “Trust Manager Qualifications.” The Nominating and Corporate Governance Committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. Any shareholder nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, Texas 77046

In addition, the Company’s Bylaws permit nominations of Trust Managers at any annual meeting of shareholders by the Board or a committee of the Board or by a shareholder of record entitled to vote at the annual meeting. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and material required by the Company’s Bylaws to its corporate secretary at the address set forth above not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if the Company does not provide at least 70 days’ notice or prior public disclosure of the date of the meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the Bylaw provision by writing to the Company’s corporate secretary at the address set forth above. A copy of the Company’s Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated March 12, 2013.

Identifying and Evaluating Nominees.  The Nominating and Corporate Governance Committee assesses whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for Trust Manager. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted shareholder nominations for candidates to the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a Trust Manager candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties, and/or utilize the findings or recommendations of a search committee composed of other Trust Managers, in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Trust Manager Qualifications.  The Company’s Guidelines on Governance contain Board membership criteria which the Nominating and Corporate Governance Committee uses in evaluating nominees for a position on the Board. Under these criteria, a majority of the Board must be comprised of independent Trust Managers. The Nominating and Corporate Governance Committee works with the Board to determinate the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of each Trust Manager include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account an understanding of the Company’s business, including real

2016 Proxy Statement 13

estate markets generally, the development, ownership, operation and financing of multifamily communities, and various matters unique to REITs. The Nominating and Corporate Governance Committee considers a number of other factors, including a general understanding of finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment, educational and professional background, personal accomplishment, and geographic, gender, age and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group which can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent Trust Manager on an annual basis to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his or her current term. See the discussion starting on page 49 for a description of the key qualifications of each nominee.

Limits on Service on Other Boards.  In the Company’s Guidelines on Governance, the Board recognizes its members benefit from service on the boards of other companies. The Company encourages this service but also believes it is critical Trust Managers have the opportunity to dedicate sufficient time to their service on the Board. To this end, the Company’s Guidelines on Governance provide employee Trust Managers may not serve on more than two public company boards in addition to the Board. Individuals who serve on more than six other public company boards will not normally be asked to join the Board and individuals who serve on more than two other public company audit committees will not normally be asked to join the Company’s Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on the Board or the Company’s Audit Committee.

Term Limits; Retirement Age.  Trust Managers hold office for one-year terms. The Company’s Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. The Board may approve exceptions to this practice when it believes it is in the Company’s interest to do so.

The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of the Company, its shareholders and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Guidelines on Governance and Codes of Ethics

The Board has adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for the Company’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, and share ownership of certain officers. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.

The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, Trust Managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of the Company’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences, and obtaining assistance to help resolve ethical issues. The Company has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions.

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Communication With the Board

Any shareholder or interested party who wishes to communicate with the Board or any specific Trust Manager, including independent Trust Managers, may write to:

Mr. Lewis A. Levey

Lead Independent Trust Manager

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, Texas 77046

Depending on the subject matter, Mr. Levey will:

●	forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded to the chair of the Audit Committee for review);

●	forward to management if appropriate (for example, if the communication is a request for information about the Company or its operations or it is a share-related matter which does not appear to require direct attention by the Board or an individual Trust Manager); or

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.

Share Ownership Guidelines

The Board has adopted a share ownership policy for Trust Managers and certain senior officers. The current share ownership policy for Trust Managers provides for a minimum beneficial ownership target of the Company’s common shares with a market value of $250,000 within three years of joining the Board. The current share ownership policy for senior officers provides for a minimum beneficial ownership target of the Company’s common shares, achieved with the lesser of a multiple of base salary or number of shares, within five years of becoming a senior officer, as follows:

Named Executive Officer	Annual Salary Multiple	Number of Shares

CEO President	6 times	40,500
Chief Operating Officer Chief Financial Officer Executive Vice President	4 times	22,900

Senior Vice President	3 times	13,200

Each Trust Manager and senior officer currently meets the applicable ownership target.

Short Selling and Hedging Prohibition

The Company’s Guidelines on Governance provide the Trust Managers and officers may not make “short sales” of any equity security of the Company. “Short sales” are defined as sales of securities that the seller does not own at the time of the sale, or, if owned, securities that will not be delivered for a period longer than 20 days after the sale. In addition, Trust Managers and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions.

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BOARD COMPENSATION

We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties as well as the skill level required by members of the Board.

For 2015, we paid each non-employee Trust Manager an annual fee of $55,000. A Trust Manager may elect to receive his or her annual fee in shares. These shares are valued at 150% of the cash value of the annual fee, and will vest 25% on date of grant and 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years. Historically, most non-employee Trust Managers have tended to elect to receive their annual fees in shares, further aligning compensation with the creation of shareholder value. Also, each non-employee Trust Manager receives share awards with a market value of $100,000 on the date of grant upon his or her election to the Board and on each succeeding year he or she is reelected as a Trust Manager. In 2015, the following additional annual cash fees were paid:

Lead Independent Trust Manager	$25,000
Chair of the Audit Committee	$15,000
Chair of the Compensation Committee	$10,000
Chair of the Nominating and Corporate Governance Committee	$7,500
Member of the Audit Committee (other than the Chair)	$8,000
Member of the Compensation Committee (other than the Chair)	$2,500
Member of the Nominating and Corporate Governance Committee (other than the Chair)	$2,500

We also reimburse Trust Managers for travel expenses incurred in connection with their activities on the Company’s behalf.

The table below summarizes the compensation the Company paid to each non-employee Trust Manager for 2015:

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Scott S. Ingraham	$2,500	$182,506	—	$—	$185,006
Lewis A. Levey	27,500	182,506	—	—	210,006
William B. McGuire, Jr.	15,500	182,506	—	103,504	301,510
F. Gardner Parker	5,000	182,506	—	—	187,506
William F. Paulsen	10,000	182,506	—	141,654	334,160
Frances Aldrich Sevilla-Sacasa	8,000	182,506	—	—	190,506
Steven A. Webster	2,500	182,506	—	—	185,006
Kelvin R. Westbrook	15,000	182,506	—	—	197,506

(1)         Richard J. Campo, Chairman of the Board and CEO, and D. Keith Oden, President, are not included in this table as they are employees and thus receive no compensation for their services as Trust Managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 38.

(2)         The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 10 to the audited consolidated financial statements for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

2016 Proxy Statement 16

As of December 31, 2015, none of the non-employee Trust Managers held any vested or unvested options and such persons held the following numbers of vested and unvested share awards related to Trust Manager annual fees:

Name	Vested Share Awards	Unvested Share Awards
Scott S. Ingraham	32,099	2,482
Lewis A. Levey	25,324	-
William B. McGuire, Jr.	3,022	-
F. Gardner Parker	33,410	-
William F. Paulsen	12,160	-
Frances Aldrich Sevilla-Sacasa	7,868	2,304
Steven A. Webster	40,663	1,724
Kelvin R. Westbrook	14,920	2,482

(3)         The Company does not have a pension plan. There were no earnings on nonqualified deferred compensation which were above-market or preferential.

(4)         Represents amounts paid pursuant to a defined post-retirement benefit plan relating to prior service with Summit Properties Inc. for health benefits, secretarial and computer-related services, and office facilities.

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EXECUTIVE OFFICERS

There is no family relationship among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board.

The Company’s current executive officers and their ages, current positions and recent business experience (all of which was with the Company) are as follows:

Name	Age	Position
Richard J. Campo	61	Chairman of the Board and CEO (May 1993-present)

D. Keith Oden	59	President (March 2008-present); President and Chief Operating Officer (May 1993-March 2008)

H. Malcolm Stewart	64	Chief Operating Officer (March 2008-present)

William W. Sengelmann	57	Executive Vice President-Real Estate Investments (December 2014-present); Senior Vice President – Real Estate Investments (March 2008-December 2014)

Alexander J. Jessett	41	Executive Vice President-Finance, Chief Financial Officer and Treasurer (December 2014-present); Senior Vice President, Chief Financial Officer and Treasurer (May 2013-December 2014); Senior Vice President – Finance and Treasurer (December 2009-May 2013)

2016 Proxy Statement 18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table shows how many shares were owned by the Trust Managers and executive officers as of March 16, 2015, including shares such persons had a right to acquire within 60 days after March 16, 2015 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares as of March 16, 2015. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owned(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class(4)
The Vanguard Group, Inc.(5)	12,685,065	14.6%
BlackRock, Inc.(6)	8,875,697	10.2%
Vanguard Specialized Funds – Vanguard REIT Index Fund (7)	6,256,680	7.2%
LaSalle Investment Management Securities, LLC (8)	5,496,313	6.3%
Sumitomo Mitsui Trust Holdings, Inc. (9)	4,722,745	5.4%
D. Keith Oden	1,202,105	1.4%
Richard J. Campo	1,175,162	1.3%
William B. McGuire, Jr.(10)	517,020	*
William F. Paulsen(11)	425,264	*
H. Malcolm Stewart(12)	366,447	*
Lewis A. Levey(13)	326,546	*
Scott S. Ingraham	148,041	*
Steven A. Webster	125,775	*
William W. Sengelmann	76,685	*
Alexander J. Jessett	40,055	*
F. Gardner Parker	31,247	*
Kelvin R. Westbrook	15,850	*
Frances Aldrich Sevilla-Sacasa	9,045	*
All Trust Managers and executive officers as a group (13 persons)(14)	4,459,242	5.0%

*	Less than 1%

(1)	The address for Ms. Sevilla-Sacasa, Messrs. McGuire, Paulsen, Levey, Ingraham, Webster, Parker, Westbrook, and Oden, Campo, Stewart, Sengelmann, and Jessett is c/o Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

(2)	These amounts include shares the following persons had a right to acquire within 60 days after March 16, 2016 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. Each partnership unit is exchangeable for one common share. Each option represents the right to receive one common share upon exercise. The Company may elect to pay cash instead of issuing shares upon a tender of units for exchange.

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	Vested Options Held in a Rabbi Trust	Other Vested Options	Units of Limited Partnership Interest
D. Keith Oden	655,041	107,185	–
Richard J. Campo	655,650	107,185	–
William B. McGuire, Jr.	–	–	414,803 (a)
William F. Paulsen	–	–	356,575
H. Malcolm Stewart	128,215	32,207	–
Lewis A. Levey	17,599	–	159,692 (b)–
Scott S. Ingraham	80,291	–	–
Steven A. Webster	20,799	–	–
William W. Sengelmann	19,236	–	–
Alexander J. Jessett	–	–	–
F. Gardner Parker	6,772	–	–
Kelvin R. Westbrook	–	–	–
Frances Aldrich Sevilla-Sacasa	–	–	–
All Trust Managers and executive officers as a group (13 persons)(13)	1,583,603	246,577	931,070

(a)	Includes 60,000 units held by a family limited partnership

(b)	Includes 100,018 units held by a family limited partnership of which Mr. Levey holds an approximate 99.5% limited partnership interest. Mr. Levey disclaims beneficial ownership of units held by the family limited partnership except to the extent of his pecuniary interest therein. Also includes 59,674 units held in a trust of which Mr. Levey is trustee.

(3)	The amounts exclude the following unvested share awards:

D. Keith Oden	94,513
Richard J. Campo	94,513
William B. McGuire, Jr.	-
William F. Paulsen	-
H. Malcolm Stewart	65,690
Lewis A. Levey	-
Scott S. Ingraham	1,127
Steven A. Webster	837
William W. Sengelmann	29,186
Alexander J. Jessett	26,181
F. Gardner Parker	-
Kelvin R. Westbrook	1,127
Frances Aldrich Sevilla-Sacasa	1,127
All Trust Managers and executive officers as a group (13 persons)(13)	314,301

(4)	On March 16, 2016, 3,176,005 common shares were held in the Company’s deferred benefit plans, and are treated as treasury shares for voting purposes; for purposes of calculating the percentage ownership of outstanding common shares in this proxy statement, these shares are not considered outstanding.

(5)	Based on information contained in Amendment No. 13 to Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group, Inc. possessed sole voting power over 209,644 shares, shared voting power over 73,700 shares, sole dispositive power over 12,521,634 shares and shared dispositive power over 163,431 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)	Based on information contained in Amendment No. 7 to Schedule 13G filed with the SEC on January 8, 2016, BlackRock, Inc. possessed sole voting power over 8,285,492 shares and sole dispositive power over 8,875,697 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

2016 Proxy Statement 20

(7)	Based on information contained in Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2016, Vanguard Specialized Funds – Vanguard REIT Index Fund possessed sole voting power over 6,256,680 shares. The address of Vanguard Specialized Funds – Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(8)	Based on information contained in Schedule 13G filed with the SEC on February 12, 2016, LaSalle Investment Management Securities, LLC possessed sole voting power over 304,819 shares and sole dispositive power over 5,496,313 shares. The address of LaSalle Investment Management Securities, LLC is 100 East Pratt Street, Baltimore, Maryland, 21202.

(9)	Based on information contained in Schedule 13G filed with the SEC on February 12, 2016, Sumitomo Mitsui Trust Holdings, Inc. possessed sole voting and dispositive power over 4,722,745 shares. The address of Sumitomo Trust Holdings, Inc. is 1-4 Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8233, Japan.

(10)	Includes 100,202 shares held by a family trust.

(11)	Includes 21,700 shares held by Mr. Paulsen’s wife and 24,204 shares held by a related family foundation.

(12)	Includes 17,000 shares pledged by Mr. Stewart to a financial institution as security for a loan or other extension of credit to Mr. Stewart. Upon a default under the agreement governing such loan, such financial institution may sell the shares.

(13)	Includes 140,000 shares held by a family limited partnership of which Mr. Levey holds an approximate 99.5% limited partnership interest. Mr. Levey disclaims beneficial ownership of units held by the family limited partnership except to the extent of his pecuniary interest therein. Also includes 640 shares held in a trust of which Mr. Levey’s wife is trustee and 4,666 shares held in a trust of which Mr. Levey is trustee.

(14)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose.

2016 Proxy Statement 21

EXECUTIVE COMPENSATION

Compensation Policies and Practices Relating to Risk Management

The Compensation Committee conducted an analytical review focusing on several key areas of the Company’s compensation program for the Company’s Named Executive Officers, including external market references, pay mix, selection of performance metrics, goal setting process, and checks and balances on the payment of compensation. This provided a process to consider if any of the Company’s current programs, practices or procedures regarding Named Executive Officer compensation should be altered to ensure the Company maintains an appropriate balance between prudent business risk and resulting compensation.

As a result of this process, the Compensation Committee concluded while a significant portion of the Company’s Named Executive Officer compensation program is performance-based, the Compensation Committee does not believe the program encourages excessive or unnecessary risk-taking and the Company’s policies and procedures largely achieved the appropriate balance between annual goals and the Company’s long-term financial success and growth. While risk-taking is a necessary part of growing a business, the Compensation Committee focuses on aligning the Company’s compensation policies with its long-term interests and avoiding short-term rewards for management decisions which could pose long-term risks to the Company, as follows:

●	Use of Long-Term Compensation. In general, more than half of total compensation is non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s Named Executive Officers with those of the Company’s shareholders and to maximize retention insofar as all equity-based awards are subject to time-based vesting, which is usually over period of at least three years. This vesting period encourages Named Executive Officers to focus on sustaining the Company’s long-term performance. These grants are made annually, so officers generally have unvested awards which could decrease significantly in value if the Company’s business is not managed for the long-term. Regardless of the vesting schedule provided for at grant, share awards automatically vest when the holder reaches retirement eligibility at the age of 65 years and has met the service requirements in the Company’s 2011 Share Incentive Plan.

●	Payment of Annual Bonuses in Shares. To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in shares. These shares are valued at 150% of the cash value of the corresponding portion of the annual bonuses, and vest 25% on date of grant and 25% in each of the next three years subject to accelerated vesting when the holder reaches retirement eligibility at the age of 65 years and has met the service requirements in the Company’s 2011 Share Incentive Plan. Historically, most Named Executive Officers have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. The Compensation Committee believes this helps to ensure each Named Executive Officer will have a significant amount of personal wealth tied to long-term holdings in the Company’s shares.

●	Share Ownership Guidelines. The Board has adopted a share ownership policy for the Named Executive Officers, which is described above under “Governance of the Company—Share Ownership Guidelines.” Each Named Executive Officer currently meets the applicable ownership target.

●	Use of Clawbacks. The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of its securities), as described below under “Compensation Discussion and Analysis—Policy Regarding Clawback of Compensation.”

2016 Proxy Statement 22

●	Performance Metrics. The Compensation Committee believes in tying pay with performance. In 2015, the Company used a variety of quantifiable performance metrics for the annual incentive program, which are described in more detail under “Compensation Discussion and Analysis—2015 Compensation Decisions.”

In summary, by structuring the Company’s compensation program so a considerable amount of a Named Executive Officers’ wealth is tied to the Company’s long-term health, we believe it avoids the type of disproportionately large short-term incentives which could encourage the Named Executive Officers to take risks not in the Company’s long-term interests. The Company provides incentives to manage for long-term health. We believe this combination of factors encourages its Named Executive Officers to manage the Company in a prudent manner.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William F. Paulsen, Chair F. Gardner Parker Steven A. Webster

Compensation Committee Interlocks and Insider Participation

During 2015, the Compensation Committee consisted of William F. Paulsen, F. Gardner Parker, and Steven A. Webster. None of these persons has been an employee or officer of the Company nor has any relationship or affiliation with the Company, other than his service as Trust Manager.

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Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for 2015 for the Company’s Named Executive Officers, who are:

●	Chairman of the Board and CEO, Richard J. Campo;

●	President, D. Keith Oden;

●	Chief Operating Officer, H. Malcolm Stewart;

●	Executive Vice President-Real Estate Investments, William W. Sengelmann; and

●	Executive Vice President-Finance, Chief Financial Officer and Treasurer, Alexander J. Jessett.

This Compensation Discussion and Analysis discusses the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. We caution and urge you not to apply the statements or disclosures made in this Compensation Discussion and Analysis in any other context.

Our shareholders approved the Company’s executive compensation at the 2015 annual meeting of shareholders by an approximate 98% affirmative vote.

Company’s Compensation Philosophy

Executive Compensation Objectives.

●	Support the Company’s business strategy and business plan by clearly communicating what is expected of Named Executive Officers with respect to goals and results and by rewarding achievement;

●	Attract, motivate and retain Named Executive Officers who have the motivation, experience and skills necessary to lead the Company effectively and continue its short-term and long-term profitability, growth and total return to shareholders; and

●	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation.

Mix of Compensation Elements. When setting compensation, the Compensation Committee seeks to achieve optimal balance between:

●	Fixed and variable pay;

●	Short-term and long-term pay; and

●	Cash and equity.

The Compensation Committee seeks to set each Named Executive Officer’s compensation levels using an appropriate blend of the Company’s financial and operating performance at the corporate level while holding each Named Executive Officer accountable for their level of success in attaining specific goals. The mix of executive compensation elements is heavily leveraged toward variable, performance-based compensation.

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Determination of Compensation

Compensation Committee. Our executive compensation program is administered under the direction of the Compensation Committee of the Board. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the Named Executive Officers. The Compensation Committee’s responsibilities include:

●	to establish the Company’s general compensation philosophy and oversee the development and implementation of compensation programs;

●	to review the Company’s executive compensation plans in light of its goals and objectives with respect to such plans and, if the Compensation Committee deems it appropriate, to recommend to the Board the adoption of new, or the amendment of existing, executive compensation plans;

●	to review and approve corporate goals and objectives relevant to the compensation of Named Executive Officers, evaluate annually the performance of the Named Executive Officers in light of the goals and objectives, and determine the compensation level of each Named Executive Officer based on this evaluation; and

●	to review and approve any employment, severance and termination agreements or arrangements to be made with any Named Executive Officer.

The Compensation Committee meets outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of compensation programs.

Executive Officer Roles in Setting Compensation. Richard J. Campo, Chairman of the Board and CEO, and D. Keith Oden, President, make recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each Named Executive Officer, including themselves, Messrs. Campo and Oden review competitive market data and recommend to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. For each Named Executive Officer other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion and approval of the Compensation Committee. Messrs. Campo and Oden may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.

Competitive Considerations. The Company operates and recruits talent across diverse markets and necessarily must make each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and Named Executive Officers, the Compensation Committee believes benchmarking against selected groups of companies should be only one of a variety of bases for establishing compensation. Therefore, the Compensation Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include reports of the Compensation Committee’s outside compensation consultant, Longnecker & Associates (“Longnecker”), industry studies and compensation surveys as well as publicly-available information regarding a peer group of public REITs listed and discussed below.

Compensation Consultant. The Compensation Committee retained Longnecker, a consulting firm specializing in executive compensation and corporate governance. Neither Longnecker nor any of its affiliates provided any services to the Company or any of its affiliates during 2015 except: (i) advising the Compensation Committee with regards to Company goal setting; (ii) advising the Compensation Committee with respect to determining the membership of the Company’s 2015 Peer Group, as described below; (iii) assisting the Company

2016 Proxy Statement 25

with drafting this proxy statement; and (iv) advising the Compensation Committee with respect to the amount and form of compensation, as described below. The Compensation Committee has reviewed its work with Longnecker and believes that such work raises no conflicts of interest.

Company’s 2015 Peer Group. In determining the companies to be included in the peer group, a number of factors were considered by the Compensation Committee and Longnecker, including historical peer companies and competitive companies in the Company’s major markets with market capitalization, target markets, asset quality, financial structure and organization similar to the Company. The peer group utilized by Longnecker was comprised of the following public multifamily REITs:

Camden Property Trust Peer Group
Apartment Investment and Management Co.	Mid-America Apartment Communities, Inc.
AvalonBay Communities, Inc.	Post Properties, Inc.
Equity Residential	UDR, Inc.
Essex Property Trust, Inc.

Elements of Total Annual Direct Compensation

For the Named Executive Officers, we believe equity and performance-based compensation should be a higher percentage of total compensation than for other officers of the Company. Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value, and the performance of Named Executive Officers has a strong and direct impact in achieving these goals.

In making decisions with respect to any element of a Named Executive Officer’s compensation, the Compensation Committee considers the total current compensation which may be awarded to such officer, including salary, annual bonus, performance awards, and long-term incentive compensation. The Compensation Committee’s goal is to award compensation which is reasonable in relation to the compensation philosophy when all elements of potential compensation are considered.

Compensation Element	Purpose
Base Salary	Attract and retain high-performing leaders with a competitive level of fixed compensation that reflects responsibilities, experience, value to the Company, and demonstrated performance.
Annual Incentive	Motivate executives to achieve financial and non-financial key performance objectives.
Long-Term Equity Incentives	Align the interests of executives with shareholders by tying award values to long-term Company performance.

Base Salary

Salaries are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

●	the nature and responsibility of the position;

●	the impact, contribution, expertise, and experience of the individual Named Executive Officer;

●	the importance of retaining the individual along with the competitiveness of the market for the individual Named Executive Officer’s talent and services;

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●	internal equity relative to compensation among the Company’s Named Executive Officers and external equity relative to compensation of Named Executive Officers in the peer group; and

●	the recommendations of Messrs. Campo and Oden.

Merit-based salary increases to Named Executive Officers’ salaries are based on these factors as well as, with respect to Messrs. Campo and Oden, the achievement of Company-wide goals and, with respect to the other Named Executive Officers, the achievement of Company-wide goals as well as their individual goals which relate to their respective areas of responsibility.

2016 Increases. The following table identifies actions taken during 2016 with respect to salaries of the Named Executive Officers:

Named Executive Officer	Action
Richard J. Campo	Increase from $502,655 to $517,734 effective February 13, 2016
D. Keith Oden	Increase from $502,655 to $517,734 effective February 13, 2016
H. Malcolm Stewart	Increase from $425,685 to $438,455 effective February 13, 2016
William W. Sengelmann	Increase from $327,818 to $337,653 effective February 13, 2016
Alexander J. Jessett	Increase from $324,451 to $334,184 effective February 13, 2016

In making each of the changes in salary described above, the Compensation Committee reviewed changes in job responsibility, if any, historical salary levels, performance and contribution made to the Company, the impact on total compensation, competitive conditions, and the relationship of compensation to that of other of the Company’s officers and determined the compensation awarded was appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among the Company’s officers.

Short-Term Incentives

Annual Bonus. The Compensation Committee has established a bonus target, as a percentage of base salary, for each executive. The payout calculation is based on Company and/or individual performance metrics, as discussed in detail below.

To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in shares. These shares are valued at 150% of the cash value of the corresponding portion of the annual bonuses. Historically, most Named Executive Officers have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. The number of shares to be issued is determined based on the market price of a share at the date of grant. The shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years1.

1Subject to accelerated vesting upon recipient becoming Retirement Eligible (as defined in the Company’s 2011 Share Incentive Plan).

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The annual bonus process for the Named Executive Officers involves the following basic steps:

Step 1 Set Financial Goals	The Compensation Committee receives recommendations for financial performance measures and performance ranges for the Company and reviews and discusses them with the Chairman of the Board and CEO and the President, and then sets performance goals for the Company.
Step 2 Setting Other Performance Objectives	The Compensation Committee approves other performance objectives for each Named Executive Officer and his individual area of responsibility. These objectives are based on the recommendations of the Chairman of the Board and CEO and the President, and the Compensation Committee believes these objectives allow it to play a more proactive role in identifying performance objectives beyond purely financial measures.
Step 3 Setting Weightings of Goals and Objectives	The Compensation Committee approves the weightings of the financial goals and other performance objectives to help ensure a high level of performance by the individual and the Company will allow an individual to realize increased compensation. These weightings are based on the recommendations of the Chairman of the Board and CEO and the President. The Compensation Committee then approves guidelines for bonus and long-term compensation based on the weighted average achievement of goals.
Step 4 Measuring Performance

After the end of the year, the Compensation Committee reviews actual performance against each of the financial goals and other performance objectives established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior Named Executive Officers’ compensation should be tied to Company performance measures, the higher the individual’s position, the more heavily the goals are weighted by the Company’s performance.

	Messrs. Campo and Oden Mr. Stewart Messrs. Sengelmann and Jessett	100% Company performance 75% Company/25% Individual 50% Company/50% Individual
Step 5 Adjustment to Reflect Internal and External Equity	The next step in the process is adjustment to the preliminary annual bonus amount to reflect the Compensation Committee’s determination of internal equity relative to compensation among the Company’s Named Executive Officers and external equity relative to compensation of Named Executive Officers of a peer group comprised of the companies described above under “Determination of Compensation—Compensation Consultant.” (page 25)

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Set forth below are the goals which were established for 2015 and utilized by the Compensation Committee to determine 2015 annual bonus, performance awards, and long-term compensation payments, along with the weightings assigned to each goal and the Company’s 2015 performance and achievement:

Performance Criteria		Weight	Performance	Achievement
Adjusted Funds From Operations (“AFFO”) 25%	● Achieve AFFO per fully diluted share of $3.67 to $3.87(a)	12.5%	100%	12.5%
	● Achieve AFFO growth in the top 50% of the Company’s peer group(b)	12.5%	0%	0%

NOI 20%	● Achieve same property NOI between 3.00% and 5.00%(b)(c)	10.0%	100%	10.0%
	● Achieve same property NOI growth in the top 50% of the peer group(b)	10.0%	0%	0%

Total Shareholder Return (“TSR”) 15%	● Achieve TSR in the top one-third (for 100% credit) to one-half (for 75% credit) of the peer group(b)	15.0%	0%	0.0%

EBITDA 10%	● Maintain a debt-to-EBITDA ratio in the top one-third of the peer group(b)(d)	10.0%	100%	10.0%

New Developments 15%	● Stabilize new development projects at or above pro forma yields(e)	10%	100%	10.0%
	● Commence construction of new development projects with an aggregate budgeted cost of between $100 million and $300 million(f)	5%	100%	5.0%

Acquisitions and Dispositions 10%	● Acquisitions between $100 million and $300 million	5%	0%	0%
	● Dispositions of non-core assets between $100 million and $300 million(g)	5%	100%	5.0%

Corporate Culture 5%	● Creating and communicating corporate culture to all employees(h)	5%	100%	5.0%

(a)	A reconciliation of net income to FFO for the year ended December 31, 2015 is contained in the Company’s 2015 Annual Report on Form 10-K and in its earnings release furnished on a Current Report on Form 8-K filed on January 29, 2016. Adjusted funds from operations is defined as FFO less annual recurring capitalized expenditures. The Company’s AFFO for the year ended December 31, 2015 totaled $3.83 per diluted share, net of $0.71 per diluted share related to recurring capitalized expenditures, which was within the target range.

(b)	The peer group used for this purpose was Apartment Investment and Management Co., AvalonBay Communities, Inc., Equity Residential, Essex Property Trust, Inc., Mid-America Apartment Communities, Inc., Post Properties, Inc., and UDR, Inc.

(c)	The Company defines same property communities as communities owned and stabilized since January 1, 2014 and defines NOI as total property income less property operating and maintenance expenses less real estate taxes. A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2015 is contained in the Company’s earnings release furnished on a Current Report on Form 8-K filed on January 29, 2016. For 2015, the Company’s same property NOI growth grew by 5.2% outpacing the midpoint of our original guidance.

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(d)	The Company ranked 3 out of 8, placing it in the top one-third of the Company’s peer group.

(e)	The Company stabilized five communities at an average of 0.13% ahead of the pro forma yields resulting in the Company achieving this goal.

(f)	The Company started two development projects with an aggregate budgeted cost of $231 million, resulting in the Company achieving this goal.

(g)	The Company disposed of three properties with aggregate proceeds of $147 million, resulting in the Company achieving this goal.

(h)	In 2015, the Company was ranked #10 on FORTUNE® magazine’s 18th annual “100 Best Companies to Work For” list, marking the eighth consecutive year the Company has been included on FORTUNE’s list.

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For Messrs. Stewart, Sengelmann and Jessett, the goals and weightings were based on both corporate and individual performance. The following individual goals, with the weightings set forth below, were established for 2015 and utilized by the Compensation Committee, in conjunction with the achievement of the corporate goals discussed above, to determine the 2015 annual bonus and long term compensation payments:

Executive/Weightings	Metric	Weighting
H. Malcolm Stewart	The achievement of same property NOI growth to be at least the fourth highest of the Company’s peer group.	25%
	The achievement of same property, development and non-same store NOI budgets.	20%
	The achievement of same property revenue growth in the top half of market competitors.	10%
	The completion of construction and facilities projects in accordance with the time schedule and budget.	15%
	The management of various Company strategic and business programs.	15%
	The achievement of departmental budgets.	5%
	The effectiveness in training, mentoring and developing management personnel.	5%
	The effectiveness in communicating corporate culture to employees.	5%
William W. Sengelmann	The completion of developments in accordance with the time schedule and budgets.	20%
	The commencement of construction of budgeted new development projects.	20%
	The consummation of the targeted level of acquisitions.	15%
	The consummation of the targeted level of dispositions of non-core assets.	15%
	The addition of new projects to the development pipeline.	15%
	The improvement of various Company programs and plans related to dispositions.	5%
	The achievement of departmental budgets.	5%
	The effectiveness in communicating corporate culture to employees.	5%
Alexander J. Jessett	The effectiveness in supervising financial reporting and forecasting and related functions, systems and personnel.	40%
	The effectiveness in managing the Company’s capital needs.	30%
	The effectiveness in managing the Company’s insurance function.	10%
	The effectiveness in overseeing the internal audit function.	10%
	The effectiveness in communicating Camden culture, vision and strategies to employees.	10%

The amounts of the annual bonus paid to each Named Executive Officer in the form of cash and share awards are set forth in the table below under “Total Compensation” in the columns under “Annual Bonus.” (page 34)

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Performance Award. The compensation program provides for an additional award linked to corporate annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals, which the Compensation Committee believes correlate closely with growth of long-term shareholder value. These goals are outlined on page 29 under Performance Criteria.

The Named Executive Officers are awarded notional common shares, which do not represent actual common shares, the number of which is based upon their position with the Company. The notional shares expire on the tenth anniversary of the date of grant. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate per share paid to holders of the Company’s common shares based on the achievement of these goals as follows:

Weighted Achievement Against Goals	Payment as a Percentage of Common Dividends Per Share
71-100% (exceeds expectations)	125%
51-70% (meets expectations)	100%
Below 50% (below expectations)	0%

Based on the weighted achievement level of corporate goals under the performance award program being in the “meets expectations” category of 51% to 70%, each of the Named Executive Officers received the following payments in 2016 under the Performance Award Program for performance in 2015:

Name	2015 Award
Richard J. Campo	$168,000
D. Keith Oden	$168,000
H. Malcolm Stewart	$140,000
William W. Sengelmann	$98,000
Alexander J. Jessett	$98,000

These awards are reflected in the column entitled “Performance Award” of the Total Compensation Table (page 34), and are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table (page 38).

Long-Term Incentive Compensation

Purpose. The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over time. The objective of the program is to align compensation for the Named Executive Officers over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value.

Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward the Named Executive Officers only if the share price increases from the date of grant and their value only reflects decreases in share price to, but not below, the exercise price, after which the options would have no value upon exercise. Share awards are impacted by all share price changes, so the value to the Named Executive Officers is affected by both increases and decreases in share price from the market price at the date of grant.

Pursuant to the Company’s 2002 Share Incentive Plan, upon the vesting of 20,000 or more options, the holder has the right to exercise some or all of their vested options by paying the exercise price with shares (the “Mature Shares”) which have been held by the holder for at least six months prior to the exercise date. Upon the exercise of options through this right, the holder will be deemed to have exchanged the Mature Shares for replacement shares without the requirement of tendering the Mature Shares to the Company, and receive a number of additional shares from the Company equal to the total number of shares covered by the options minus the number of Mature Shares used to pay the exercise price for the options (the “Incentive Payment Shares”).

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Upon the exercise of this right, the holder receives a share grant by depositing with the Company 25% of the Incentive Payment Shares. Upon deposit of these shares, the Company grants to the holder a number of shares in an amount equal to 32.5% of the Incentive Payment Shares.

Allocation of Incentive Payment Shares		Vesting
Bonus Shares	19.25%	10% year 1 10% year 2 80% year 3
Additional Bonus Shares	80.75%	10% year 1 10% year 2 10% year 3 10% year 4 60% year 5

If a holder terminates his employment prior to the completion of these periods, the unvested portion of the Bonus Shares and the Additional Bonus Shares are forfeited.

Upon exercise of this right, the number of options as to which this right was exercised are “reloaded” and reissued to the holder, with these reissued options representing the right to purchase a number of shares equal to the number of options exercised less the number of Incentive Payment Shares. Upon being reloaded, each reload option again represents the right to purchase a share at an exercise price equal to the fair market value of the share on the date of the notice of exercise of the Incentive Exchange Right. The reloaded options are fully vested on the date of issuance and the exercise period is the lesser of (i) ten years or (ii) the term of the original option, beginning on the date of exercise of the options being reloaded. In each of 2013 and 2014, Messrs. Campo, Oden and Stewart exercised reload options and received additional shares upon such exercise, and in 2014, Messrs. Campo, Oden and Stewart also received additional options upon such exercise. In 2015, Messrs. Campo and Oden exercised reload options and received additional shares and options upon such exercise. While this historical process continues for those participants that received options under the Company’s 2002 Share Incentive Program, it is important to note this is not currently an “on-going” process with regards to awards issued under the Company’s 2011 Share Incentive Plan.

Long-Term Compensation Awards. The Compensation Committee granted 238,075 common share awards to the Named Executive Officers and other employees for 2015. The Compensation Committee did not grant any options to purchase common shares for 2015.

In February 2016, the Compensation Committee awarded, based on 2015 performance, annual bonus and share awards to each Named Executive Officer as follows:

Name	Grant Date	Number of Shares	Award Type	Base Price of Award
Richard J. Campo	2/18/16 2/18/16	20,594 9,043	Share Award Annual Bonus–Share Award	$ $	73.68 73.68
D. Keith Oden	2/18/16 2/18/16	20,594 9,043	Share Award Annual Bonus–Share Award	$ $	73.68 73.68
H. Malcolm Stewart[1]	2/18/16 2/18/16	14,930 5,065	Share Award Annual Bonus–Share Award	$ $	73.68 73.68
William W. Sengelmann	2/18/16 2/18/16	7,465 4,823	Share Award Annual Bonus–Share Award	$ $	73.68 73.68
Alexander J. Jessett	2/18/16 2/18/16	7,004 4,683	Share Award Annual Bonus–Share Award	$ $	73.68 73.68

[1]	Mr. Stewart’s unvested share awards will vest in October, 2016, the date he will become Retirement Eligible.

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Subject to the “Retirement Eligibility” designation provided for in the Company’s 2011 Share Incentive Plan which provides for accelerated vesting of share awards for those plan participants 65 years old and above with ten years of service, (i) share awards made in 2016 vest in three equal annual installments beginning on February 15th in the year following the year of grant; and (ii) annual bonus-share awards vest 25% immediately on the date of grant and 25% in three equal annual installments beginning on February 15th in the year following the year of grant. The grant date fair values of the annual bonus and other share awards granted in February 2016 will be included in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2017 annual meeting of shareholders.

2015 Compensation Decisions

Total Compensation. Based on the Company’s performance as described above, as well as each Named Executive Officer’s achievement of his individual 2015 goals, the Compensation Committee determined each Named Executive Officer was entitled to receive the compensation detailed in the table below for 2015. This table is disclosed to provide an overview of the Named Executive Officer’s compensation for performance achievements in 2015. In accordance with the SEC rules, the Summary Compensation table disclosed on page 38, discloses the grant date value of all equity awards granted in the listed years, even though such awards were for services in prior years. However, the table below shows the grant date value of such awards for performance achievements during 2015.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award	Performance Award	Share Award	Total
Richard J. Campo	$502,655	$444,188	$666,281	$168,000	$1,517,366	$3,298,490
D. Keith Oden	502,655	444,188	666,281	168,000	1,517,366	3,298,490
H. Malcolm Stewart	425,685	248,745	373,118	140,000	1,100,042	2,287,590
William W. Sengelmann	327,818	236,900	355,350	98,000	550,021	1,568,089
Alexander J. Jessett	324,451	230,000	345,000	98,000	516,055	1,513,506

The cash bonuses and performance awards shown above appear in the Summary Compensation Table under the column headed “Non-Equity Incentive Plan Compensation.” (page 38)

Deferred Compensation Plans and Termination Payments

Deferred Compensation Plans. Effective January 1, 2005, the Compensation Committee established a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation and/or options or share awards granted under the Company’s share incentive plans. A participant has a fully vested right to his cash deferral amounts, and the deferred option and share awards will vest in accordance with their terms.

Prior to the establishment of the Company’s deferred compensation plan in 2005, the Compensation Committee established a rabbi trust for the benefit of the Company’s officers, Trust Managers and other key employees in which in previous years such persons had the option to place share grants and other deferred compensation. A grandfathered participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust. The rabbi trust is in use only for deferrals made prior to the establishment of the Company’s deferred compensation plan in 2005.

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Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided the Named Executive Officers with the ability to receive severance payments, plus, in some cases, a gross-up payment, if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits which would be provided following a change in control are also intended to motivate Named Executive Officers to remain with the Company despite the uncertainty and dislocation which arises in the context of change in control situations. These potential payments are summarized below and more fully described under “Potential Payments Upon Termination” (page 47).

Scenario	NEO	Compensation	Vesting
Termination other than for cause	Mr. Stewart Mr. Sengelmann Mr. Jessett	1x annual base salary currently in effect	N/A
	Mr. Campo Mr. Oden	2.99x greater of current annual total compensation or average total compensation over three most recent years	Fully vested in unvested portion of any award in respect to retirement, pension, profit sharing, long-term incentive or other similar plan.

Termination by reason of death or disability	Mr. Stewart Mr. Sengelmann Mr. Jessett	1x annual base salary currently in effect, including targeted cash bonus.	Fully vested in unvested portion of any award in respect to retirement, pension, profit sharing, long-term incentive or other similar plan.
	Mr. Campo Mr. Oden	2.99x greater of current annual total compensation or average total compensation over three most recent years	Fully vested in unvested portion of any award in respect to retirement, pension, profit sharing, long-term incentive or other similar plan.

Change in control	Mr. Campo Mr. Oden Mr. Stewart	2.99x greater of current annual total compensation or average annual total compensation over previous three fiscal years.	Fully vested in unvested portion of any award made in respect to retirement, pension, profit sharing, long-term incentive or other similar plan. Entitled to a gross-up payment for any excise taxes due on the change in control payments.

Termination by reason of change in control	Mr. Sengelmann Mr. Jessett	2.99x average annual base salary over the previous three fiscal years	Fully vested in unvested portion of any award made in respect to retirement, pension, profit sharing, long-term incentive or other similar plan. Entitled to a gross up payment for any excise taxes due on the change in control payments.

Perquisites and Other Personal Benefits. We may provide the Named Executive Officers with perquisites and other personal benefits the Company and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

We maintain other executive benefits we consider necessary in order to offer fully competitive opportunities to its Named Executive Officers, such as 401(k) retirement savings plans. Named Executive Officers are also eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees. We provide these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death and to allow employees to take advantage of reduced insurance rates available for group policies.

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Policy Regarding Clawback of Compensation

The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of the Company’s securities). In such a situation, the Board would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to a Named Executive Officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results. These actions would be taken only if the Board determines such recovery or cancellation is appropriate due to intentional misconduct by the Named Executive Officer which resulted in performance targets being achieved which would not have been achieved absent such misconduct.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation paid to certain of the Company’s Named Executive Officers. To qualify for deductibility under section 162(m), compensation in excess of $1,000,000 paid to the Named Executive Officers during any fiscal year generally must be “performance-based” compensation as determined under section 162(m). Compensation generally qualifies as “performance-based”, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals which have been approved by shareholders, and the committee of the Board which establishes and certifies the attainment of such goals consists only of “outside directors” as defined in section 162(m). All members of the Compensation Committee qualify as “outside directors” for purposes of section 162(m).

The Compensation Committee’s policy is to take into account section 162(m) in establishing compensation of Named Executive Officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or a Named Executive Officer’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Company’s control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to Named Executive Officers which is not fully deductible if it determines such award is consistent with its philosophy and is in the Company’s and its shareholders’ best interests. In addition, the Company believes it qualifies as a REIT under the Code and is not subject to federal income taxes, meaning the payment of compensation which does not satisfy the requirements of section 162(m) should not have a material adverse consequence to the Company, provided the Company continues to qualify as a REIT under the Code. The Compensation Committee reserves the right to design programs which recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible.

Internal Revenue Code Section 409A. The Compensation Committee also endeavors to structure Named Executive Officers’ compensation in a manner which is either compliant with, or exempt from the application of, Code section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

Internal Revenue Code Section 280G. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation which is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including share options and other equity-based compensation. Excess parachute

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payments are parachute payments which exceed a threshold determined under section 280G based on the Named Executive Officer’s prior compensation. In approving the compensation arrangements for the Named Executive Officers, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements which could give rise to loss of deductibility under section 280G and the imposition of excise taxes under section 4999 when it believes such arrangements are appropriate to attract and retain executive talent.

Accounting. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions which relate to equity compensation awards. The Company accounts for share-based payments to employees in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”), Compensation-Stock Compensation. In particular, ASC 718 requires the Company to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of its awards with its overall executive compensation philosophy and objectives.

Employment Agreements

The Company enters into employment agreements with all of its Named Executive Officers. These employment agreements are more fully described below under “Employment Agreements” (page 41).

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Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation earned by each of the Named Executive Officers during the three years ended December 31, 2015. The Company has entered into employment agreements with each of the Named Executive Officers, which are described below under “Employment Agreements” (page 41).

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Richard J. Campo Chairman of the Board and Chief Executive Officer	2015 2014 2013	$502,655 488,014 473,800	— — —	$2,421,764 2,611,364 2,868,990	$87,182 129,972 —	$612,188 584,250 575,250	$3,000 3,000 3,000	$3,626,789 3,816,600 3,921,040
D. Keith Oden President	2015 2014 2013	$502,655 488,014 473,800	— — —	$2,421,764 2,611,364 2,868,990	$87,182 129,972 —	$612,188 584,250 575,250	$3,000 3,000 3,000	$3,626,789 3,816,600 3,921,040
H. Malcolm Stewart Chief Operating Officer	2015 2014 2013	$425,685 413,286 401,249	— — —	$1,424,589 1,809,796 2,338,066	— 92,229 —	$388,745 381,300 373,800	$3,000 3,000 3,000	$2,242,019 2,699,611 3,116,114
William W. Sengelmann Executive Vice President- Real Estate Investments	2015 2014 2013	$327,818 318,270 309,000	— 100,000 —	$809,111 871,547 925,091	— — —	$334,900 321,500 316,250	$3,000 3,000 3,000	$1,474,829 1,614,317 1,553,341
Alexander J. Jessett Executive Vice President- Finance, Chief Financial Officer and Treasurer	2015 2014 2013	$324,451 315,001 286,731	— 100,000 —	$766,057 809,746 671,569	— — —	$328,000 315,500 310,250	$3,000 3,000 3,000	$1,421,508 1,543,247 1,271,550

(1)	Represents the bonuses paid to Messrs. Sengelmann and Jessett in connection with the value created by the restructuring of two discretionary investment funds.

(2)	The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 10 to the Company’s audited consolidated financial statements for the year ended December 31, 2015 included in its Annual Report on Form 10-K for the year ended December 31, 2015. For 2015, 2014 and 2013, the following table sets forth the portions of the annual bonuses paid in shares:

	Number of Shares
	2015 (a)	2014 (b)	2013 (c)
Richard J. Campo	7,792	8,878	8,103
D. Keith Oden	7,792	8,878	8,103
H. Malcolm Stewart	4,364	4,972	4,538
William W. Sengelmann	4,156	4,735	4,322
Alexander J. Jessett	4,035	4,597	3,371

(a)	As determined by the Compensation Committee on February 19, 2015 based on achievement of performance goals determined in February 2014.

(b)	As determined by the Compensation Committee on February 20, 2014 based on achievement of performance goals determined in February 2013.

2016 Proxy Statement 38

(c)	As determined by the Compensation Committee on February 14, 2013 based on achievement of performance goals determined in February 2012.

(3)	Represents options granted pursuant to the exercise of “reload” options. See “Long Term Incentive Compensation” (page 32) for an explanation of “reload” options. The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 10 to the Company’s audited consolidated financial statements for the year ended December 31, 2015 included in its Annual Report on Form 10-K for the year ended December 31, 2015.

(4)	Represents the following cash awards:

(a)	Cash awards made under the Performance Award Program, which is discussed in further detail on page 32 under the heading “Performance Award “ as follows:

	2015	2014	2013
Richard J. Campo	$168,000	$198,000	$189,000
D. Keith Oden	168,000	198,000	189,000
H. Malcolm Stewart	140,000	165,000	157,500
William W. Sengelmann	98,000	115,500	110,250
Alexander J. Jessett	98,000	115,500	110,250

(b)	Portions of the annual bonus paid in cash as follows:

	2015 (i)	2014 (ii)	2013 (iii)
Richard J. Campo	$444,188	$386,250	$386,250
D. Keith Oden	444,188	386,250	386,250
H. Malcolm Stewart	248,745	216,300	216,300
William W. Sengelmann	236,900	206,000	206,000
Alexander J. Jessett	230,000	200,000	200,000

(i)	As determined by the Compensation Committee on February 18, 2016 based on achievement of performance goals determined in February 2015, as discussed in more detail starting on page 27 under the heading “Annual Bonus.”

(ii)	As determined by the Compensation Committee on February 19, 2015 based on achievement of performance goals determined in February 2014.

(iii)	As determined by the Compensation Committee on February 20, 2014 based on achievement of performance goals determined in February 2013.

(5)	Represents matching contributions under the Company’s 401(k) plan.

2016 Proxy Statement 39

Grants of Plan Based Awards

The following table sets forth certain information with respect to shares granted during the year ended December 31, 2015 for each Named Executive Officer with respect to annual bonus, performance award program and long-term compensation. The amounts shown in the All Other Stock Awards: Number of Shares and All Other Option Awards: Number of Securities Underlying Options columns reflect the actual share awards made in February 2015 with respect to performance in 2014. In 2015, Messrs. Campo, and Oden exercised “reload” options and received additional share awards and options as indicated below:

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Richard J.	2/19/15 (1)	–	$168,000	$210,000	–	–	–	–	–	–	n/a
Campo	2/19/15 (3)	–	–	–	–	–	–	20,405	–	$74.36	$1,517,316
	2/19/15 (4)	–	–	–	–	–	–	7,792	–	74.36	579,413
	2/10/15 (5)	–	–	–	–	–	–	832	–	75.17	62,541
	2/10/15 (6)	–	–	–	–	–	–	3,492	–	75.17	262,494
	2/10/15 (7)	–	–	–	–	–	–	–	13,376	75.17	87,182
D. Keith	2/19/15 (1)	–	$168,000	$210,000	–	–	–	–	–	–	n/a
Oden	2/19/15 (3)	–	–	–	–	–	–	20,405	–	$74.36	$1,517,316
	2/19/15 (4)	–	–	–	–	–	–	7,792	–	74.36	579,413
	2/10/15 (5)	–	–	–	–	–	–	832	–	75.17	62,541
	2/10/15 (6)	–	–	–	–	–	–	3,492	–	75.17	262,494
	2/10/15 (7)	–	–	–	–	–	–	–	13,376	75.17	87,182
H. Malcolm	2/19/15 (1)	–	$140,000	$175,000	–	–	–	–	–	–	n/a
Stewart	2/19/15 (3)	–	–	–	–	–	–	14,794	–	$74.36	$1,100,082
	2/19/15 (4)	–	–	–	–	–	–	4,364	–	74.36	324,507
William W.	2/19/15 (1)	–	$98,000	$122,500	–	–	–	–	–	–	n/a
Sengelmann	2/19/15 (3)	–	–	–	–	–	–	6,725	–	$74.36	$500,071
	2/19/15 (4)		–	–	–	–	–	4,156	–	74.36	309,040
Alexander J.	2/19/15 (1)	–	$98,000	$122,500	–	–	–	–	–	–	n/a
Jessett	2/19/15 (3)	–	–	–	–	–	–	6,267	–	$74.36	$466,014
	2/19/15 (4)	–	–	–	–	–	–	4,035	–	74.36	300,043

(1)	Reflects the threshold, target and maximum payment levels for 2015 under the performance award program, which levels were established in February 2015. The actual amounts received by the Named Executive Officers for performance in 2015 are set out in the Summary Compensation Table. The Company does not use pre-set thresholds or multiples to determine awards under its annual bonus or long-term compensation programs.

(2)	The exercise or base price is equal to the closing price of the Company’s common shares on the grant date.

(3)	Granted in February 2015 for performance in 2014 and vest in three equal annual installments beginning on February 15th following the first anniversary of the date of the grant (subject to the retirement eligibility provision as described on page 22).

(4)	Granted in February 2015 for performance in 2014 and vest 25% on date of grant and 25% on February 15th of each of the next three years (subject to the retirement eligibility provision as described on page 22).

(5)	Granted pursuant to the exercise of “reload” options. Vest 10% on the first two anniversaries of the date of grant and 80% on the third anniversary of the date of grant.

(6)	Granted pursuant to the exercise of “reload” options. Vest 10% on the first four anniversaries of the date of grant and 60% on the fifth anniversary of the date of grant.

(7)	Granted pursuant to the exercise of “reload” options. The reloaded options are fully vested on the date of grant. See “Long Term Incentive Compensation” for an explanation of “reload” options (page 32).

2016 Proxy Statement 40

Employment Agreements

The Company has entered into an employment agreement with each of Messrs. Campo, Oden, Stewart, Sengelmann, and Jessett. The agreements with Messrs. Campo, and Oden expire on July 22, 2016. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart, Sengelmann and Jessett expire on August 20, 2016. Six months prior to expiration, unless notification of termination is given, these agreements extend for one year from the date of expiration. Pursuant to the agreements with Messrs. Campo and Oden, they received in 2015 a base salary of $502,655 per calendar year and pursuant to the agreements with Messrs. Stewart, Sengelmann and Jessett, they received in 2015 a base salary of $425,685, $327,818 and $324,451 per calendar year, respectively. The agreements also provide each such Named Executive Officer is eligible for annual incentive compensation and long-term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective Named Executive Officer in the event of a termination of such Named Executive Officer’s employment, which provisions are described below under “Potential Payments Upon Termination” (page 47).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the market value as of December 31, 2015 of all unexercised options and unvested share awards held by each Named Executive Officer as of December 31, 2015:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested		Vested
Richard J. Campo	50,915	–	$30.06	1/28/19	20,405	(1)	$1,566,288
	24,196	–	41.16	1/28/19	50,968	(2)	3,912,304
	18,698	–	43.94	3/22/20	12,309	(3)	944,839
	5,682	–	75.17	1/30/18	720	(4)	55,267
	7,694	–	75.17	1/28/19	869	(5)	66,704

	107,185	–			832	(6)	63,864

					2,779	(7)	213,316
					2,910	(8)	223,372
					3,025	(9)	232,199
					3,649	(10)	280,097
					3,492	(11)	268,046
					3,531	(12)	271,040
					4,894	(13)	375,663
					734	(14)	56,342

					111,117		$8,529,341

2016 Proxy Statement 41

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested		Vested
D. Keith Oden	50,915	–	$30.06	1/28/19	20,405	(1)	$1,566,288
	24,196	–	41.16	1/28/19	50,968	(2)	3,912,304
	18,698	–	43.94	3/22/20	12,309	(3)	944,839
	5,682	–	75.17	1/30/18	720	(4)	55,267
	7,694	–	75.17	1/28/19	869	(5)	66,704

	107,185	–			832	(6)	63,864

					2,779	(7)	213,316
					2,910	(8)	223,372
					3,025	(9)	232,199
					3,649	(10)	280,097
					3,492	(11)	268,046
					3,531	(12)	271,040
					4,894	(13)	375,663
					734	(14)	56,342

					111,117		$8,529,341

H. Malcolm Stewart	1,544	–	$64.75	1/30/18	14,794	(15)	$1,135,587
	9,738	–	64.75	1/29/19	37,553	(16)	2,882,569
	14,955	–	41.16	1/29/19	6,894	(17)	529,183
	5,970	–	43.94	3/22/20	720	(18)	55,267

	32,207	–			663	(19)	50,892

					2,770	(20)	212,625
					2,503	(21)	192,130
					3,025	(22)	232,199
					2,782	(23)	213,546
					3,158	(24)	242,408
					2,344	(25)	179,925
					2,792	(26)	214,314

					79,998		$6,140,645

William W.	–	–			6,725	(27)	$516,211
Sengelmann					16,521	(28)	1,268,152
					6,566	(29)	504,007

					29,812		$2,288,370

Alexander J. Jessett	–	–			6,267	(30)	$481,055
					13,368	(31)	1,026,127
					6,169	(32)	473,533

					25,804		$1,980,715

(1)	6,802 shares vested on February 15, 2016, 6,802 shares vest on February 15, 2017, and 6,801 shares vest on February 15, 2018.

(2)	19,538 shares vested on February 15, 2016, 15,502 shares vest on February 15, 2017, 10,696 shares vest on February 15, 2018 and 5,232 shares vest on February 15, 2019.

2016 Proxy Statement 42

(3)	6,193 shares vested on February 15, 2016, 4,168 shares vest on February 15, 2017 and 1,948 shares vest on February 15, 2018.

(4)	720 shares vested on February 14, 2016.

(5)	97 shares vested on February 6, 2016 and 772 shares vest on February 6, 2017.

(6)	83 shares vested on February 10, 2016, 83 shares vest on February 10, 2017 and 666 shares vest on February 10, 2018.

(7)	2,779 shares vested on February 23, 2016.

(8)	415 shares vested on February 16, 2016 and 2,495 shares vest on February 16, 2017.

(9)	378 shares vested on February 14, 2016, 378 shares vest on February 14, 2017 and 2,269 shares vest on February 14, 2018.

(10)	405 shares vested on February 6, 2016, 406 shares vest on February 6, 2017, 405 shares vest on February 6, 2018 and 2,433 shares vest on February 6, 2019.

(11)	349 shares vested on February 10, 2016, 349 shares vest on February 10, 2017, 350 shares vest on February 10, 2018, 349 shares vest on February 6, 2019 and 2,095 shares vest on February 10, 2020.

(12)	3,531 shares vested on February 23, 2016.

(13)	2,447 shares vested on February 16, 2016 and 2,447 shares vest on February 16, 2017.

(14)	244 shares vested on February 14, 2016, and 245 shares vest on each of February 14, 2017 and 2018.

(15)	4,932 shares vested on February 15, 2016 and 9,862 shares vest on October 17, 2016.

(16)	14,767 shares vested on February 15, 2016 and 22,786 shares vest on October 17, 2016.

(17)	3,469 shares vested on February 15, 2016 and 3,425 shares vest on October 17, 2016.

(18)	720 shares vested on February 14, 2016.

(19)	74 shares vested on February 6, 2016 and 589 shares vest on October 17, 2016.

(20)	2,770 shares vested on February 23, 2016.

(21)	358 shares vested on February 16, 2016 and 2,145 shares vest on October 17, 2016.

(22)	378 shares vested on February 14, 2016 and 2,647 shares vest on October 17, 2016.

(23)	309 shares vested on February 6, 2016 and 2,473 shares vest on October 17, 2016.

(24)	3,158 shares vested on February 23, 2016.

(25)	1,172 shares vested on February 16, 2016 and 1,172 shares vest on October 17, 2016.

(26)	930 shares vested on February 14, 2016 and 1,862 shares vest on October 17, 2016.

(27)	2,242 shares vested on February 15, 2016 and 2,242 shares vest on February 15, 2017 and 2,241 vest on February 15, 2018.

2016 Proxy Statement 43

(28)	6,163 shares vested on February 15, 2016, 5,109 shares vest on February 15, 2017, 3,525 shares vest on February 15, 2018 and 1,724 shares vest on February 15, 2019.

(29)	3,304 shares vested on February 15, 2016, 2,223 shares vest on February 15, 2017 and 1,039 shares vest on February 15, 2018

(30)	2,089 shares vested on February 15, 2016 and 2,089 shares vest on each of February 15, 2017 and 2018.

(31)	5,050 shares vested on February 15, 2016, 3,932 shares vest on February 15, 2017, 2,823 shares vest on February 15, 2018 and 1,563 shares vest on February 15, 2019.

(32)	3,001 shares vested on February 15, 2016, 2,159 shares vest on February 15, 2017 and 1,009 shares vest on February 15, 2018.

Option Exercises and Shares Vested

The following table sets forth certain information with respect to options exercised by each Named Executive Officer and share awards vested during 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard J. Campo	26,679	999,967	45,242	3,403,193
D. Keith Oden	26,679	999,967	45,242	3,403,193
H. Malcolm Stewart	–	–	32,954	2,476,392
William W. Sengelmann	–	–	11,570	868,329
Alexander J. Jessett	–	–	11,593	870,055

2016 Proxy Statement 44

Equity Compensation Plans

The following table summarizes information, as of December 31, 2015, relating to the Company’s equity compensation plans, pursuant to which grants of options, shares and other rights to acquire shares may be granted from time to time:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	295,205	$42.49	1,332,030
Equity compensation plans not approved by security holders	—	—	—

Total	295,205	$42.49	1,332,030

Under the Company’s 2011 Share Incentive Plan, the Company may issue up to a total of approximately 9.1 million fungible units (the “Fungible Pool Limit”), which is comprised of approximately 5.8 million new fungible units plus approximately 3.3 million fungible units previously available for issuance under the Company’s 2002 Share Incentive Plan based on a 3.45 to 1.0 fungible unit-to full value award conversion ratio. Fungible units represent the baseline for the number of shares available for issuance under the Company’s 2011 Share Incentive Plan. Different types of awards are counted differently against the Fungible Pool Limit, as follows:

●	Each share issued or to be issued in connection with an award, other than an option, right or other award which does not deliver the full value at grant of the underlying shares, will be counted against the Fungible Pool Limit as 3.45 fungible pool units;

●	Options and other awards which do not deliver the full value at grant of the underlying shares and which expire more than five years from date of grant will be counted against the Fungible Pool Limit as one fungible pool unit; and

●	Options, rights and other awards which do not deliver the full value at date of grant and expire five years or less from the date of grant will be counted against the Fungible Pool Limit as 0.83 of a fungible pool unit.

As of December 31, 2015, approximately 4.6 million fungible units were available under the Company’s 2011 Share Incentive Plan, which results in approximately 1.3 million common shares which could be granted pursuant to full value awards based on the 3.45 to 1.0 fungible unit-to-full value award conversion ratio.

Nonqualified Deferred Compensation

Effective January 1, 2005, the Compensation Committee established a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation, options and/or share awards granted under the Company’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts, and deferred option and share awards vest in accordance with their respective terms.

Prior to the establishment of the Company’s deferred compensation plan in 2005, the Compensation Committee established a rabbi trust for the benefit of the Company’s officers, Trust Managers and other key employees in which, in previous years, such persons had the option to place share grants and other deferred compensation. A grandfathered participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date

2016 Proxy Statement 45

the asset was placed in the rabbi trust. The rabbi trust is in use only for deferrals made prior to the establishment of the Company’s deferred compensation plan in 2005.

The following table provides certain information regarding contributions to, withdrawals from and earnings in the rabbi trust and the deferred compensation plan as of December 31, 2015:

Name	Executive Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End (3)
Richard J. Campo
Rabbi Trust	$–	$1,970,577	$(6,500,000)	$58,858,045
Deferred Compensation Plan	2,096,729	896,050	–	26,073,577

Total	$2,096,729	$2,866,627	$(6,500,000)	$84,931,622

D. Keith Oden
Rabbi Trust	$–	$2,007,293	$–	$67,097,093
Deferred Compensation Plan	3,003,847	902,581	–	28,447,105

Total	$3,003,847	$2,909,874	$–	$95,544,198

H. Malcolm Stewart
Rabbi Trust	$–	$385,898	$(221,533)	$14,444,361
Deferred Compensation Plan	1,424,589	44,254	(501,245)	2,881,659

Total	1,424,589	$430,152	$(722,778)	$17,326,020

William W. Sengelmann
Rabbi Trust	$–	$64,779	$–	$2,377,975
Deferred Compensation Plan	809,111	210,784	(133,775)	5,632,111

Total	$809,111	$275,563	$(133,775)	$8,010,086

Alexander J. Jessett
Rabbi Trust	$–	$6,419	$–	$169,149
Deferred Compensation Plan	–	175,831	(900,948)	3,683,485

Total	$–	$182,250	$(900,948)	$3,852,634

(1)	Reflects 2015 share awards participants elected to defer; these amounts are included in the Summary Compensation Table on page 38. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully-vested right to his cash deferral amounts, and the deferred share awards will vest in accordance with their terms.

Amounts deferred by the participants in 2015 are comprised of the following share awards: Messrs. Campo and Oden-$2,096,729 each; Mr. Stewart-$1,424,589; Mr. Sengelmann-$809,111; and Mr. Jessett-$0.

(2)	Aggregate earnings in 2015 represent the net unrealized gain or loss reported by the administrator of the nonqualified deferred compensation plans, and represent the unrealized appreciation or depreciation of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The gains or losses on the deferred compensation plans do not include any Company or Named Executive Officer contributions, and are not included in the Summary Compensation Table on page 38.

(3)	Includes amounts to be paid by the Named Executive Officer upon withdrawals from the deferred compensation plans as follows: Mr. Campo-$7,919,879; Mr. Oden-$8,751,966; Mr. Stewart-$1,910,139; Mr. Sengelmann-$312,247; and Mr. Jessett-$31,757.

2016 Proxy Statement 46

Potential Payments Upon Termination

In all events, the Company is obligated to pay all salary and benefits accrued to the Named Executive Officer through and including the date of termination. Additionally, each Named Executive Officer will be entitled to receive the minimum bonus for the contract year during which the termination occurs, prorated through and including the date of termination.

The following summarizes the potential compensation payable to each Named Executive Officer under his employment agreement in the event of a termination of such Named Executive Officer’s employment. The amounts shown assume such termination was effective as of December 31, 2015 and therefore include amounts earned through such time and are estimates of the amounts which would be paid the Named Executive Officers upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s termination.

		Reason For Termination
Name	Benefit	Without Cause (a)	Death or Disability (b)	Change in Control (c)
Richard J. Campo	Bonus	$888,375	$888,375	$888,375
	Severance	9,862,483	9,862,483	9,862,483
	Options and Awards (1)	8,529,341	8,529,341	8,529,341
	Gross-Up Payment for Excise Taxes	–	–	2,065,416

	Total	$19,280,199	$19,280,199	$21,345,615

D. Keith Oden	Bonus	$888,375	$888,375	$888,375
	Severance	9,862,483	9,862,483	9,862,483
	Options and Awards (1)	8,529,341	8,529,341	8,529,341
	Gross-Up Payment for Excise Taxes	–	–	2,065,416

	Total	$19,280,199	$19,280,199	$21,345,615

H. Malcolm Stewart	Bonus	$497,490	$497,490	$497,490
	Severance	425,685	923,175	6,839,894
	Options and Awards (1)	352,789	6,140,645	6,140,645
	Gross-Up Payment for Excise Taxes	–	–	1,429,264

	Total	$1,275,964	$7,561,310	$14,907,293

William W.	Bonus	$473,800	$473,800	$473,800
Sengelmann	Severance	327,818	801,618	951,904
	Options and Awards (1)	336,004	2,288,370	2,288,370

	Total	$1,137,622	$3,563,788	$3,714,074

Alexander J. Jessett	Bonus	$460,000	$460,000	$460,000
	Severance	324,451	784,451	941,304
	Options and Awards (1)	315,688	1,980,715	1,980,715

	Total	$1,100,139	$3,225,166	$3,382,019

(1)	The amounts represent the benefit of acceleration of unvested options and share awards based upon the Company’s share price as of December 31, 2015.

(a)	If the employment term is terminated for reasons other than for cause, the Named Executive Officer will be entitled to receive:

i.	Severance: Messrs. Stewart, Sengelmann and Jessett, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Annual compensation includes salary, bonuses, performance award payments and the value of long-term incentive compensation.

2016 Proxy Statement 47

ii.	Benefits: Unless prohibited by the applicable provider, the Named Executive Officer shall continue to receive health and welfare benefits, until the earlier of (a) the Named Executive Officer obtaining employment with another company or (b) the end of the employment term, as if the Named Executive Officer had not so terminated.

iii.	Vesting: Messrs. Campo and Oden will become fully vested in the unvested portion of any award made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plans.

(b)	If the employment term is terminated by reason of death or disability, the Named Executive Officer will be entitled to receive:

i.	Severance: Messrs. Stewart, Sengelmann and Jessett, one times his annual base salary, including targeted cash bonus, at the date on which death occurs and in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years.

ii.	Benefits: Continuation of certain welfare benefits.

iii.	Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.

With respect to a termination by reason of death or disability, the amounts are payable within five days after the termination event.

(c)	In the case of Messrs. Campo and Oden, and Stewart the payout is triggered upon a change in control. In the case of all other Named Executive Officers, if the employment term is terminated by reason of a change in control, the Named Executive Officer will be entitled to receive:

i.	Severance: a severance payment plus a gross-up payment, if any, for excise taxes due on the change in control payments. In the case of Messrs. Sengelmann and Jessett, the severance payment equals 2.99 times his average annual salary over the previous three fiscal years. In the case of each of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his current annual total compensation or his average annual total compensation over the previous three fiscal years.

ii.	Benefits: Continuation of certain welfare benefits.

iii.	Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.

2016 Proxy Statement 48

PROPOSAL 1 - ELECTION OF TRUST MANAGERS

Each of the nominees for election to the Board this year has previously served as a member of the Board. In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, media and technology enterprises, private equity investment, financial institutions and multifamily and related businesses. Set forth on the following pages are the conclusions reached by the Board with regard to its nominees.

There are currently ten Trust Managers on the Board. The Nominating and Corporate Governance Committee of the Board nominated, and the Board determined to recommend, each of the ten current Trust Managers for election at the annual meeting. No Trust Manager was selected for nomination at the 2015 annual meeting as a result of any arrangement or understanding between that Trust Manager and any other person.

Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the ten nominees.

All nominees have consented to serve as Trust Managers. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for re-election, the Board may either reduce the size of the Board or the Nominating and Corporate Governance Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

Set forth below are the nominees, together with their age, biographical information and directorships held at public companies during the past five years.

Richard J. Campo

Mr. Campo has been Chairman of the Board and CEO of the Company since 1993 and currently also serves as the Chair of our Executive Committee. He co-founded Camden’s predecessor companies in 1982, and prior to that worked in the finance department of Century Development Corporation. Mr. Campo holds a Bachelor’s Degree in Accounting from Oregon State University.

Mr. Campo was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, his experience in serving as a director of other private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	61
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

2016 Proxy Statement 49

Scott S. Ingraham

Mr. Ingraham has been a Trust Manager since 1998 and currently serves on both our Audit and Nominating and Corporate Governance Committees. Mr. Ingraham is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co-founder, Chairman and CEO of Rent.com, an Internet-based residential real estate site, from 1999 until 2005 when it was sold to eBay. Mr. Ingraham previously served as the President and CEO of Oasis Residential, Inc. a public apartment REIT, working there from 1992 until the company’s merger with Camden Property Trust in 1998. Prior to 1992 he worked in the areas of real estate finance, mortgage and investment banking. Mr. Ingraham holds a Bachelor’s Degree in Business Administration from the University of Texas at Austin.

Mr. Ingraham was nominated to serve on our Board because of his extensive financial, REIT and commercial real estate knowledge. In addition, his experience in serving as both an executive and a director of other public and private companies has provided him with expertise in corporate governance.

Age	62
Trust Manager Since	1998
Other Current Directorships	Kilroy Realty, Inc. (office property REIT) RealPage, Inc. (property management software)
Past Directorships	LoopNet, Inc. (online commercial real estate services) (2006-2012)

Lewis A. Levey

Mr. Levey has been a Trust Manager since 1997 and our Lead Independent Trust Manager since February 2008. He currently serves on both our Executive and Nominating and Corporate Governance Committees. Mr. Levey is a Private Investor and Management Consultant, providing strategic real estate consulting and advisory services to both private and institutional investors. He previously served as a Founder and Director of Paragon Group, Inc. until the company’s merger with Camden Property Trust in 1997. Mr. Levey holds a Bachelor of Science Degree from the University of Wisconsin and an MBA from the Olin School of Business at Washington University.

Mr. Levey was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. In addition, his experience in serving as a director of other public, private, and not-for-profit entities as well as his participation in numerous educational programs focused on corporate governance issues has provided him with valuable experience and knowledge in such matters.

Age	74
Trust Manager Since	1997
Other Current Directorships	None
Past Directorships	Enterprise Financial Services Corp. (financial services) (2005-2014)

2016 Proxy Statement 50

William B. McGuire, Jr.

Mr. McGuire, Jr. has been a Trust Manager since 2005 and currently serves as the Chair of our Nominating and Corporate Governance Committee. Mr. McGuire is a Private Investor. He previously served as a Founder and Co-Chairman of the Board of Directors of Summit Properties Inc. until the company’s merger with Camden Property Trust in 2005. Mr. McGuire holds a Bachelor of Arts Degree from Davidson College and an MBA from Harvard University.

Mr. McGuire was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals. He is a National Association of Corporate Directors (NACD) Board Leadership Fellow. In addition, his experience in serving as a director of other private and not-for-profit companies has provided him with expertise in corporate governance.

Age	71
Trust Manager Since	2005
Other Current Directorships	None
Past Directorships	None in the past five years

D.Keith Oden

Mr. Oden has been President of the Company and a Trust Manager since 1993. He co-founded Camden’s predecessor companies in 1982, and prior to that served as Director of Financial Planning at Century Development Corporation, and a Management Consultant with Deloitte, Haskins and Sells. Mr. Oden holds both a Bachelor’s Degree in Business Administration and an MBA from the University of Texas at Austin.

Mr. Oden was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas, serving as an advisor, guest lecturer and panelist for the faculty and students pursuing their MBAs in real estate finance.

Age	59
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

2016 Proxy Statement 51

F. Gardner Parker

Mr. Parker has been a Trust Manager since 1993 and was Lead Independent Trust Manager from 1998 to 2008. He currently serves on both our Compensation and Nominating and Corporate Governance Committees. Mr. Parker has been a Private Investor since 1984 and previously served as a Partner at Ernst & Ernst (now Ernst & Young LLP) from 1978-1984. Mr. Parker holds a Bachelor’s Degree in Accounting from the University of Texas at Austin.

Mr. Parker was nominated to serve on our Board because of his extensive background in audit, accounting and tax, and his significant knowledge of the Company as a longtime director. In addition, he is board certified by the National Association of Corporate Directors (NACD), and has considerable experience in corporate governance matters through his service on the boards of several public, private, and not-for-profit companies.

Age	74
Trust Manager Since	1993
Other Current Directorships	Carrizo Oil & Gas, Inc. (oil and gas exploration and development), Lead Independent Director Sharps Compliance Corp. (medical waste management services provider), Chairman of the Board
Past Directorships	Hercules Offshore, Inc. (offshore drilling and liftboat services) (2009-2015) Triangle Petroleum Corporation (oil and gas exploration and development) (2005-2015)

William F. Paulsen

Mr. Paulsen has been a Trust Manager since 2005 and currently serves as the Chair of our Compensation Committee and member of our Executive Committee. Mr. Paulsen is a Private Investor. He previously served as a Founder, CEO and Co-Chairman of the Board of Directors of Summit Properties Inc. until the company’s merger with Camden Property Trust in 2005. Prior to Summit, he was a Director of the MBA Program at The University of North Carolina at Chapel Hill. Mr. Paulsen holds both a Bachelor’s Degree in Business Administration and an MBA from The University of North Carolina at Chapel Hill.

Mr. Paulsen was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals. He is a National Association of Corporate Directors (NACD) Board Leadership Fellow. In addition, his experience in serving as both an executive and a director of other public, private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	69
Trust Manager Since	2005
Other Current Directorships	Hazelden/Betty Ford New York
Past Directorships	None in the past five years

2016 Proxy Statement 52

Frances Aldrich Sevilla-Sacasa

Ms. Sevilla-Sacasa has been a Trust Manager since 2011 and currently serves on our Audit Committee. Ms. Aldrich Sevilla-Sacasa has been CEO of Banco Itaú International, Miami, Florida, since April 2012. Prior to that she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and CEO of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Aldrich Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an MBA from the Thunderbird School of Global Management.

Ms. Aldrich Sevilla-Sacasa was nominated to serve on our Board because of her considerable experience in financial services, banking and wealth management. In addition, her experience as a former President and CEO of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

Age	60
Trust Manager Since	2011
Other Current Directorships	Delaware Family of Funds (asset management firm)
Past Directorships	None in the past five years

Steven A. Webster

Mr. Webster has been a Trust Manager since 1993 and currently serves on our Compensation Committee. Mr. Webster has been Co-Managing Partner and Co-CEO of Avista Capital Partners, L.P., a private equity firm focused on investments in the energy, healthcare and other business sectors, since he co-founded the firm in 2005. From 2000 until 2005, Mr. Webster served as the Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity, which made private equity investments in the energy business. From 1997 to 1999, Mr. Webster was the CEO and President of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman and CEO of Falcon Drilling Company, which he founded in 1988. Mr. Webster has been a financial intermediary since 1979 and an active investor since 1984 in the energy sector. Mr. Webster holds an MBA from Harvard University, and both a Bachelor of Science Degree in Industrial Management and an Honorary Doctorate in Management from Purdue University.

Mr. Webster was nominated to serve on our Board because of his extensive financial knowledge and executive experience, and his business leadership skills from his tenure as CEO and/or director of several publicly traded companies. He has strong skills in corporate finance, capital markets, investments, mergers and acquisitions, and complex financial transactions.

Age	64
Trust Manager Since	1993
Other Current Directorships

Carrizo Oil & Gas, Inc. (oil and gas exploration and development)

Basic Energy Services, Inc. (oil and gas wellsite services)

ERA Group, Inc. (helicopter operations and leasing)

Oceaneering International, Inc. (subsea engineering)

Past Directorships

Hi-Crush Partners, LP (proppant supplier for E&P operations) (2012-2014)

Encore Bancshares (bank holding company) (2003-2011)

Seacor Holdings, Inc. (tanker and marine services) (2004-2013)

Geokinetics, Inc. (seismic data acquisition services) (2005-2012)

Hercules Offshore, Inc. (offshore drilling and liftboat services) (2004-2015)

2016 Proxy Statement 53

Kelvin R. Westbrook

Mr. Westbrook has been a Trust Manager since 2008 and currently serves as Chair of our Audit Committee. Mr. Westbrook has been President and CEO of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services in the telecommunications, media and other industries, since 2007. Prior to that he served in a variety of roles at Millennium Digital Media Systems, LLC including Chairman, Chief Strategic Officer, President and CEO. He previously was President and Chairman of LEB Communications, Inc., and Executive Vice President of Charter Communications. Prior to 1993, he was a Partner in the national law firm of Paul, Hastings, Janofsky & Walker. Mr. Westbrook holds a Bachelor of Arts Degree from University of Washington and a Juris Doctor Degree from Harvard University.

Mr. Westbrook was nominated to serve on our Board because of his extensive legal, media and marketing expertise. He has strong skills in law, corporate finance, mergers and acquisitions and telecommunications, and substantial executive and leadership experience. In addition, through his service on the boards of directors and board committees of other public companies and not-for-profit entities, Mr. Westbrook has gained in-depth knowledge and expertise in the area of corporate governance.

Age	60
Trust Manager Since	2008
Other Current Directorships	Archer-Daniels Midland Company (agribusiness-crop origination and transportation) Stifel Financial Corp. (financial services) T-Mobile USA, Inc. (mobile telecommunications)
Past Directorships	None in the past five years

Required Vote

Each nominee must be re-elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.

The Board recommends you vote FOR each of the nominees listed above.

2016 Proxy Statement 54

AUDIT COMMITTEE INFORMATION

Deloitte served as the Company’s independent registered public accounting firm for fiscal year 2015. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board, and it is available on the investor relations section of the Company’s website at www.camdenliving.com.

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, and each member of the Audit Committee satisfies the requirements for independence as set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and each member is free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also met privately with representatives of the independent registered public accounting firm, senior management and internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and Deloitte the Company’s audited consolidated financial statements and met separately with both management and Deloitte to discuss and review those consolidated financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed with both management and Deloitte the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte has expressed its opinion, to the Audit Committee the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Deloitte matters required to be discussed by PCAOB Auditing Standard No. 16, Communication with Audit Committees (PCAOB AS 16).

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The Audit Committee also reappointed, subject to shareholder ratification, Deloitte as the Company’s independent registered public accounting firm for 2016.

2016 Proxy Statement 55

This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.

This Audit Committee report is given by the following members of the Audit Committee:

Kelvin R. Westbrook, Chair

Scott S. Ingraham

Frances Aldrich Sevilla-Sacasa

Independent Registered Accounting Firm Fees

The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by Deloitte, the Company’s principal independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (a)	2015	2014
Audit Fees (b)	$1,333,175	$1,378,050
Tax Fees (c)	374,122	139,438
All Other Fees	—	—

Total (d)	$1,707,297	$1,517,488

(a)	All such services provided to the Company by the Deloitte Entities during 2015 and 2014 were pre-approved by the Audit Committee.

(b)	Fees for audit services billed in 2015 and 2014 include the following:

●	Audit of annual financial statements;
●	Audit of internal controls over financial reporting;
●	Reviews of quarterly financial statements; and
●	Issuances of comfort letters, consents and other services related to SEC matters.

(c)	Fees for tax services billed in 2015 and 2014 included tax compliance services and tax planning and advisory services.

(d)	Excludes amounts the Company reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $10,000 in each of 2015 and 2014.

2016 Proxy Statement 56

Pre-Approval Policies and Procedures

The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to the Company by its independent registered public accounting firm. These policies and procedures provide the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.

The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm, and any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes providing a range of fees for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence.

P ROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte as the Company’s independent registered public accounting firm for 2016.

The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.

The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2016.

2016 Proxy Statement 57

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, shareholders are being asked to approve, on an advisory or nonbinding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals. Please read the “Compensation Discussion and Analysis” beginning on page 24 for additional details about the Company’s executive compensation programs, including information about the 2015 compensation of the Named Executive Officers.

Shareholders approved the Company’s executive compensation at the Company’s 2015 annual meeting of shareholders by an approximate 98% affirmative vote. The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the Compensation Committee:

●	provides a significant portion of each executive’s compensation as variable compensation in a pay-for-performance setting through a combination of cash bonuses and equity-based grants;

●	generally provides more than half of total compensation as non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention insofar as all equity-based awards are subject to time-based vesting, subject to accelerated vesting upon recipient becoming Retirement Eligible (as defined in the Company’s 2011 Share Incentive Plan), which is usually over a three to five-year period; and

●	uses long-term compensation, payment of annual bonuses in part in shares, clawbacks, and a variety of performance metrics to closely tie executives’ wealth to the Company’s long-term health.

The Company is asking shareholders to indicate their support for its Named Executive Officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

This vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts annual advisory votes on executive compensation, and expects to conduct the next advisory vote at the Company’s 2017 annual meeting of shareholders.

The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

The Board recommends you vote FOR approval of the advisory vote on executive compensation.

2016 Proxy Statement 58

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Available Information

The Company uses its website as a channel of distribution for Company information, and the Company’s website address is www.camdenliving.com. The Company makes available free of charge on the Investor Relations section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available on the investor relations section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit, Compensation, and Nominating and Corporate Governance Committees and each is available in print, without charge, to any shareholder requesting a paper copy of the documents by contacting Investor Relations at the Company’s address set forth on page 1.

Shares Outstanding

All shareholders of record on the close of business on March 16, 2016 are entitled to vote at the annual meeting. On March 16, 2016, the Company had 90,171,134 common shares outstanding; of this amount, 3,176,005 common shares were held in the Company’s deferred benefit plans and are not entitled to vote. Each voting share is entitled to one vote.

Availability of Proxy Materials

The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company has mailed to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.

If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To request electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.

The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.

Voting

If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote in person at the annual meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote in person at the annual meeting. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy.

2016 Proxy Statement 59

If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.

You may vote “For” all of the nominees for Trust Manager or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against,” or “Abstain” from voting, for the ratification of Deloitte as the Company’s independent registered public accounting firm for 2016 and on the advisory vote on executive compensation.

If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted for all of the nominees for Trust Manager, for ratification of Deloitte as the Company’s independent registered accounting firm for 2016 and for approval of the advisory vote on executive compensation. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the NYSE, that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the other matters). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the annual meeting for purposes of determining whether a quorum exists for the annual meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.

For election of Trust Managers, abstentions and broker non-votes will not affect the vote outcome. For ratification of the appointment of the Company’s independent registered accounting firm, an abstention will have the same effect as an “Against” vote, and as this is a routine matter, there will not be any broker non-votes. For approval of the advisory vote on executive compensation, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome.

Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the annual meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, Attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the annual meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.

2016 Proxy Statement 60

Quorum

The Company needs a quorum of shareholders to hold its annual meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the annual meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal to ratify the appointment of the Company’s independent registered accounting firm will be counted towards the quorum requirement.

Proxy Solicitation Costs

The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers and other employees may solicit proxies personally or by telephone, mail, facsimile or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.

Householding

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s investor relations department in writing at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.

Other Business

The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during or with respect to 2015, The Company believes all SEC filing requirements applicable to Trust Managers, officers and beneficial owners of more than 10% of the Company’s common shares were complied with in 2015.

Certain Relationships and Related Transactions

The Company is not a party to any transaction with executive officers or Trust Managers which is required to be disclosed under Item 404(a) of Regulation S-K, except as described below. In addition, the Company has not made any contributions to any tax exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

Prior to the merger of the Company with Summit Properties, Inc. (“Summit”) in 2005, Summit entered into an amended and restated employment agreement with William F. Paulsen, who is a Trust Manager. The Company assumed this agreement as a result of the merger with Summit and subsequently entered into a separation

2016 Proxy Statement 61

agreement with Mr. Paulsen, which was effective as of the effective time of the merger with Summit on February 28, 2005. Pursuant to the separation agreement, as of the effective time of the merger, Mr. Paulsen resigned as an officer and director of Summit and all entities related to Summit, and the employment agreement between Summit and Mr. Paulsen was terminated. Also pursuant to the separation agreement, Mr. Paulsen continues to receive health benefits at a cost comparable to those paid by similarly situated employees, secretarial and computer-related services, and office facilities for the remainder of his life, which payments totaled $141,654 in 2015.

SHAREHOLDER PROPOSALS

The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2017 no later than December 31, 2016. A shareholder may also nominate Trust Managers before the next annual meeting by submitting the nomination to the Company as described under “Shareholder Nominees” on page 13.

2016 Proxy Statement 62

***EXERCISE YOUR RIGHT TO VOTE ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 13, 2016

CAMDEN PROPERTY TRUST

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 16, 2016
Date:	May 13, 2016
Time:	9:00 AM CDT
Location:	Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy

(see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE – How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K

How to View Online:	Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:	If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2016 to facilitate timely delivery.

HOW TO VOTE – Please Choose One of the Following Voting Methods

Vote In Person:

If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet:	To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Trust Managers recommends you vote FOR the following:

1.	Election of Trust Managers

Nominees

01)	Richard J. Campo
02)	Scott S. Ingraham
03)	Lewis A. Levey
04)	William B. McGuire, Jr.
05)	William F. Paulsen
06)	D. Keith Oden
07)	F. Gardner Parker
08)	Frances Aldrich Sevilla-Sacasa
09)	Steven A. Webster
10)	Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

***EXERCISE YOUR RIGHT TO VOTE ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 13, 2016

CAMDEN PROPERTY TRUST

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 16, 2016
Date:	May 13, 2016
Time:	9:00 AM CDT
Location:	Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy

(see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE – How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K

How to View Online:	Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:	If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2016 to facilitate timely delivery.

HOW TO VOTE – Please Choose One of the Following Voting Methods

Vote In Person:

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:	To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Trust Managers recommends you vote FOR the following:

1.	Election of Trust Managers

Nominees

1)	Richard J. Campo
2)	Scott S. Ingraham
3)	Lewis A. Levey
4)	William B. McGuire, Jr.
5)	William F. Paulsen
6)	D. Keith Oden
7)	F. Gardner Parker
8)	Frances Aldrich Sevilla-Sacasa
9)	Steven A. Webster
10)	Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

Note: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com.

CAMDEN PROPERTY TRUST

FORM OF PROXY FOR ANNUAL MEETING

TO BE HELD MAY 13, 2016

This proxy is solicited on behalf of the Board of Trust Managers.

The undersigned hereby appoints Richard J. Campo, D. Keith Oden and Alexander J. Jessett, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 13, 2016 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager and FOR approval, on an advisory basis, of the compensation of our named executive officers. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, TX 77046 Attn: Kimberly Callahan

VOTE BY INTERNET – www. proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMDEN PROPERTY TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
The Board of Trust Managers recommends you	☐	☐	☐
vote FOR the following:

 1.  Election of Trust Managers

Nominees
01) Richard J. Campo 02) Scott S. Ingraham 03) Lewis A. Levey 04) William B. McGuire, Jr. 05) William F. Paulsen	06) D. Keith Oden 07) F. Gardner Parker 08) Frances Aldrich Sevilla-Sacasa 09) Steven A. Webster 10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.	☐	☐	☐
3. Approval, by an advisory vote, of executive compensation.	☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date